CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

Exhibit 10.1

Confidential	Execution Copy

 License Agreement

Between

Isis Pharmaceuticals, Inc.,

And

Bayer Pharma AG

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LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into as of the 1st day of May, 2015 (the “Execution Date”) by and between Isis Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010, USA (“Isis”), and Bayer Pharma AG, a company organized under the laws of Germany, having its principal place of business at Muellerstraße 178, 13353 Berlin, Germany (“Bayer”). Bayer and Isis each may be referred to herein individually as a “Party” or collectively as the “Parties.” Capitalized terms used in this Agreement, whether used in the singular or the plural, have the meaning set forth in Appendix 1. All attached appendices and schedules are a part of this Agreement.

RECITALS

WHEREAS, Isis has discovered and developed through human proof-of concept a novel antithrombotic drug, ISIS-FXIRx, based on Isis’ knowledge, experience and intellectual property rights to both antisense technology and to ISIS-FXIRx;

WHEREAS, Isis seeks a partner with sufficient expertise in researching, developing and commercializing human therapies to enable the further development and commercialization of ISIS-FXIRx;

WHEREAS, Isis is conducting, and may in the future conduct, research and development of antithrombotic drugs, and may develop and commercialize such antithrombotic drugs to the extent permitted by this Agreement;

WHEREAS, Bayer has expertise in researching, developing and commercializing human therapeutics and, in particular, antithrombotic drugs, and is interested in developing and commercializing ISIS-FXIRx with the assistance and input of Isis as further described herein;

WHEREAS, Bayer is conducting, and may in the future conduct, research and development in antithrombotic mechanisms, including inhibition of Factor XI, and may develop and commercialize antithrombotic drugs, including drugs whose mechanism of action is the inhibition of Factor XI;

WHEREAS, Bayer is interested in working with Isis to create a suite of antithrombotic drugs over time to complement ISIS-FXIRx as further set forth herein, and is therefore interested in obtaining options from Isis to a not yet developed follow-on compound targeting Factor XI [***] utilizing new advancements to antisense technology;

WHEREAS, in pursuit of the development and commercialization of ISIS-FXIRx Bayer intends to make significant upfront investments in clinical trials and to share with Isis the results of its proprietary and commercially sensitive research regarding Factor XI;

WHEREAS, Bayer desires Isis to (i) grant Bayer an exclusive license to ISIS-FXIRx to enable Bayer to further develop and commercialize ISIS-FXIRx under a mutually agreed strategic development and commercialization plan to optimize the global commercial value of ISIS-FXIRx, (ii) provide Bayer with target exclusivity with respect to ASOs targeting Factor XI, [***], and (iii) grant Bayer exclusive options to a drug discovery program to identify a follow-on development candidate targeting Factor XI [***]; and

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WHEREAS, the Parties intend that they will jointly pursue the development and commercialization of ISIS-FXIRx, with Isis completing certain clinical and non-clinical studies that are ongoing for ISIS-FXIRx as of the Execution Date and Bayer conducting all other development and all commercialization of ISIS-FXIRx, with the input of Isis as further described herein, where such development will initially focus on one indication for specific patient populations, and may subsequently expand development and commercialization of ISIS-FXIRx to potentially include other commercially-viable indications.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.
DEVELOPMENT & COMMERCIALIZATION PROGRAM FOR ISIS-FXIRX

1.1.	The Strategic Plan for ISIS-FXIRx. Subject to and in accordance with the terms of this Agreement, Bayer will use Commercially Reasonable Efforts to Develop and Commercialize ISIS-FXIRx for an indication in [***] (the “First Indication”) and, if it is commercially reasonable to do so, Bayer will use Commercially Reasonable Efforts to Develop and Commercialize ISIS-FXIRx in Additional Indications, in each case in accordance with a global strategic development and commercialization plan (the “Strategic Plan”).

The Strategic Plan will cover both the long-term global strategy for ISIS-FXIRx, the Isis Completion Activities, as well as, on a rolling [***]-month basis, the more detailed activities Bayer will perform over the course of the next [***] months. The activities and strategy in the Strategic Plan will be driven by [***].

As such, it is anticipated that the Strategic Plan will evolve over time and become more detailed (particularly with regard to Commercialization and pre-Commercialization activities) as the Products move closer to market. The Strategic Plan will, to the extent possible and useful, contain [***]. Without limiting the foregoing, solely to the extent Bayer has the information for its own internal purposes and in a reasonable level of detail, when updating the Strategic Plan, Bayer will include the following components:

(i)	The objectives of the Strategic Plan and estimated timelines;

(ii)	Indications for ISIS-FXIRx (including the First Indication Bayer will pursue for ISIS-FXIRx) and the indications for the other Products, if any (which indications will be added to and/or refined over time);

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(iii)	The estimated timing and launch sequence of initial and subsequent indications for ISIS-FXIRx and the other Products;

(iv)	The key Clinical Studies, [***];

(v)	Key elements of the manufacturing planning and strategy to support Development, Product Approvals and Commercialization; and

(vi)	Key elements of the global Commercialization strategy for each Product [***], including – each on a high level basis – [***], which shall be updated [***] for a rolling [***] months outlook and [***] a year for a rolling [***] months outlook.

In addition, if Bayer exercises its Option to ISIS-FXIRx-2 and/or [***], those Products will be included in the Strategic Plan in accordance with the principles set forth in this Section 1.1.

1.2.	Initial Strategic Plan. The Parties expect the initial Strategic Plan (attached hereto as Appendix 2) agreed to by the Parties as of the Execution Date and as further updated under this Section 1.2 will not contain all of the items and level of detail listed above in items (i) through (vi) of Section 1.1, but rather will contain the items and level of detail appropriate as of the Execution Date consistent with the level of detail Bayer uses generally for its other products at similar stages of development, [***]. Within [***] days after the Effective Date, Bayer will deliver to Isis a proposed updated Strategic Plan in accordance with Section 1.1, as applicable at an appropriate level of detail for a product in [***], and Bayer will finalize such updated Strategic Plan at the appropriate level of detail Bayer generally uses for a product in [***] within [***] days after Isis’ receipt of such proposed updated plan using the process described in Section 1.3 below.

1.3.	Updating the Strategic Plan. The initial Development activities performed by Bayer and Isis under the Strategic Plan will be designed to support market Approval and Commercialization of the First Indication of ISIS-FXIRx.

1.3.1.	Bayer will review and update the Strategic Plan every [***] months and the Parties will meet with one another or hold a telephone conference to review such updates. In addition, the Parties may meet or hold a telephone conference more often as mutually agreed on an ad-hoc basis to address any urgent matters that arise with respect to Products. Each Party will ensure that its representatives at such meetings are senior development and/or commercial executives or have similar experience and expertise. Bayer will be primarily responsible for coordinating and scheduling such meetings or telephone conferences, and the Parties will mutually determine the location of meetings. Each Party will be responsible for the costs of its own representatives attending such meetings. At such meeting or telephone conference, as applicable, the Parties will discuss inter alia:

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(i)	any available new data and results from ongoing or completed Clinical Studies and non-clinical studies;

(ii)	available updates regarding the progress of ongoing Clinical Studies and any New Drug Option Programs;

(iii)	technology advancements potentially relevant to the Products;

(iv)	changes proposed by either Party to the Strategic Plan;

(v)	upcoming scientific, development or commercial events that may impact the Products;

(vi)	publication plan (including the strategy for scientific publications and presentations at medical meetings); and

(vii)	the evolving competitive landscape [***] and its impact on the Products and strategy.

1.3.2.	Material Changes to the Strategic Plan. Bayer has primary responsibility for preparing each proposed updated Strategic Plan and the agenda for each meeting or telephone conference, and will submit such proposed updated plan and agenda to Isis at least [***] days prior to the date of the Parties’ next scheduled meeting or telephone conference, as applicable. Any changes to the Strategic Plan materially changing [***] (each, a “Material Change”) shall be treated in accordance with Schedule 1.3.2.

In addition, at such meetings or telephone conferences Isis will have the right to review and comment on (but not approve) non-material changes to the Strategic Plan and may propose non-material changes to the Strategic Plan, and Bayer will consider Isis’ comments and proposals in good faith. Bayer shall timely communicate any update of the Strategic Plan to Isis and, provided any Material Changes have been determined in accordance with this Section 1.3.2, then upon Isis’ receipt of the updated Strategic Plan from Bayer, the updated Strategic Plan shall apply and supersede any prior versions of the Strategic Plan.

1.4.	Development of Additional Indications. If Isis decides to request Bayer to Develop and Commercialize an Additional Indication for ISIS-FXIRx that Bayer is not then currently Developing or Commercializing, Isis and Bayer shall discuss such request in good faith and either Party shall have the opportunity to conduct the commercially reasonable analysis to decide if the Development and Commercialization of such Additional Indication shall be pursued. If, after the end of such discussions and analysis, Isis and Bayer do not mutually agree that Bayer shall Develop and Commercialize such Additional Indication, Isis may formally request Bayer in writing to Develop and Commercialize such an Additional Indication for ISIS-FXIRx. If Bayer does not confirm to Isis in writing that Bayer will initiate the Clinical Study required for the Development of such Additional Indication for ISIS-FXIRx within [***] Business Days following Bayer’s receipt of Isis’ request under this Section 1.4, then Isis shall have the right to conduct the Development of such Additional Indication for ISIS-FXIRx, unless Bayer reasonably believes in good faith and delivers a written objection to Isis detailing that [***], provided however, that Bayer has provided Isis with reasonable evidence documenting such issue or concern. If the prerequisites under this Section 1.4 are fulfilled and in the event the Clinical Study regarding such Additional Indication for ISIS-FXIRx [***], then Bayer shall exert Commercially Reasonable Efforts to Commercialize ISIS-FXIRx in such Additional Indication in the same countries Bayer is Commercializing ISIS-FXIRx, and shall [***]. Nothing in this Section 1.4 limits or otherwise relieves Bayer of its obligations under Section 1.1 or Section 1.6, provided however, that Isis [***].

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1.5.	Clinical Study Data Sharing.

1.5.1.	Advance Notice of Upcoming SAP Data. On or about [***] days before the date a Party estimates that the data generated based on the primary database lock under the statistical analysis plan will be available for a Clinical Study such Party is conducting, such Party will provide the other Party with a written notice of such Clinical Study data event date (and a copy of any material event-related documentation), so that the Parties may prepare for their next meeting to discuss such data and plan for any potential disclosures in accordance with Section 12.4.4 or Section 12.4.5 (as applicable).

1.5.2.	SAP Data Sharing. The Party conducting a Clinical Study will notify the other Party within [***] Business Days after the data generated based on the primary database lock under the statistical analysis plan is available for such Clinical Study (and, together with such notice, will provide the other Party with such available data), and the Parties will discuss the need for any potential disclosure in accordance with Section 12.4.4, and as soon as reasonably practicable (but no later than [***] days), will meet or hold a telephone conference to review and discuss such data and analyze any impact on the Strategic Plan; provided, however, that this Section 1.5.2 will not prevent either Party from fulfilling its disclosure obligations required under Applicable Law (including under Section 1.8 below).

1.6.	Bayer Diligence.

1.6.1.	Generally. Bayer’s obligations under ARTICLE 1 (including conducting Bayer’s activities set forth in the Strategic Plan), will be to use Commercially Reasonable Efforts to Develop and Commercialize Products. Bayer will [***] regarding [***] so long as such [***] are consistent with the Strategic Plan and Bayer’s obligations under Section 1.6.2. Unless specifically set forth otherwise in this Agreement, Isis shall reasonably support and provide Bayer with all information and records requested by Bayer that are necessary or useful to Develop or Commercialize Products to the extent reasonably available to Isis and not already provided to Bayer with respect to Bayer’s obligations under ARTICLE 1.

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1.6.2.	Specific Performance Milestone Events. Bayer will use Commercially Reasonable Efforts to achieve the specific performance milestone events set forth in Schedule 1.6.2 (“Specific Performance Milestone Events”); provided, however, [***]. In addition, the Parties acknowledge that each of the Specific Performance Milestone Events for a given Product [***], each time the Strategic Plan is modified in accordance with this Agreement.

1.7.	Isis Completion Activities for ISIS-FXIRx. In partial consideration for the up-front payment to Isis under Section 7.1, Isis will use Commercially Reasonable Efforts to complete the ongoing activities expressly set forth on Schedule 1.7 for ISIS-FXIRx (the “Isis Completion Activities”), in accordance with the timelines specified therein. Isis will [***] regarding [***] so long as such [***] are consistent with Schedule 1.7. Isis only obligations regarding Development of ISIS-FXIRx will be to use Commercially Reasonable Efforts to complete the Isis Completion Activities. Except for the Isis Completion Activities, Bayer will be solely responsible for the Development and Commercialization of ISIS-FXIRx. On a study-by-study basis, within [***] days after Isis completes a study within the Isis Completion Activities, Isis will provide Bayer [***].

1.8.	Safety Reporting; Regulatory Coordination. The Parties agree that Bayer shall apply for and remain the IND-holder in the United States and in any other jurisdiction in which Bayer will conduct Clinical Studies for ISIS-FXIRx. Isis shall fully support Bayer in its application of such IND and as IND-holder in such jurisdictions and provide Bayer with all required or useful available documentation and information, including a copy of Isis’ IND filed in Canada for ISIS-FXIRx and the investigator brochure related to ISIS-FXIRx no later than [***] days following Bayer’s written request thereof. In addition, upon Bayer’s reasonable request, Isis will transfer to Bayer Isis’ then current global safety database established and maintained sufficient for regulatory submissions for ISIS-FXIRx in an electronic (i.e., ARGUS) or written format in which Isis stores such database. The Parties agree that it is important that Isis and Bayer coordinate their respective ISIS-FXIRx Clinical Studies and pre-clinical, and regulatory activities, including the collection and reporting of adverse events involving ISIS-FXIRx. Upon import of Isis’ then current global safety database for ISIS-FXIRx into Bayer’s safety database, Bayer will assume responsibility for the global safety database related to Clinical Studies of ISIS-FXIRx. Furthermore, Bayer will be responsible for reporting to the competent Regulatory Authorities, ethics committees and investigators in accordance with the Applicable Law for expeditable adverse events and for periodic safety reporting relating to the safety of ISIS-FXIRx in all applicable jurisdictions where Bayer holds an IND, Clinical Trial Application (CTA) or equivalent. Isis will continue to fulfill all sponsor obligations related to Isis’ sponsored Clinical Studies, including but not limited to expedited reporting to Regulatory Authorities, ethics committees and investigators in all applicable jurisdictions where Isis holds an IND, CTA or equivalent.

1.8.1.	In furtherance of the safety reporting, coordination and cooperation under this Section 1.8, as soon as reasonably practicable after the Effective Date (but in any case before Bayer Initiates a Clinical Study of ISIS-FXIRx), the Parties will develop and agree in writing on a drug safety information agreement (the “Drug Safety Information Agreement”) that will include safety data exchange procedures governing the collection, investigation, reporting, and delivery of information between Bayer and Isis concerning any adverse experiences, and any product quality and product complaints involving adverse experiences related to ISIS-FXIRx, sufficient to enable both Parties to comply with their legal and regulatory obligations and internal processes and consistent with the terms of this Agreement.

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1.8.2.	Following the Effective Date and until the Drug Safety Information Agreement is executed by the Parties, Isis will promptly report to Bayer (and provide documentation to Bayer related to) any serious adverse events (SAEs), suspected unexpected serious adverse reactions (SUSARs), and any other information Bayer reasonably requires to comply with its legal and regulatory requirements inter alia as future IND-holder or sponsor of any Clinical Study conducted by or on behalf of Bayer for ISIS-FXIRx. In addition, unless explicitly set forth otherwise in the Drug Safety Information Agreement, Isis will provide Bayer with [***] updates regarding adverse events and lab findings under any Clinical Study for ISIS-FXIRx being conducted by or on behalf of Isis.

1.9.	Manufacturing and Supply.

1.9.1.	ISIS-FXIRx API and Finished Drug Product Manufacturing Transition Strategy. Within the first [***] days after the Effective Date and thereafter upon request of a Party, the Parties will discuss and mutually agree on a strategy to transition API and Finished Drug Product Manufacturing for ISIS-FXIRx to a Third Party CMO or Bayer’s own manufacturing site. Bayer will compensate Isis in accordance with Section 7.13 for Isis’ technology transfer activities associated with such transfer under a plan mutually agreed by the Parties.

1.9.2.	Supplies under the Strategic Plan.

(a)	Supplies for Bayer’s Activities. Bayer shall provide, [***], all API and Finished Drug Product sufficient to support Bayer’s activities under the Strategic Plan, except Isis will supply Bayer the following:

(i)	API Supply. Upon Bayer’s written request delivered to Isis during the first [***] months after the Effective Date, in partial consideration for the up-front payment to Isis under Section 7.1 [***], Isis will (on its own or through a CMO) supply to Bayer by a reasonable delivery date mutually agreed by the Parties (i) [***] of API (the “Initial Supply”) ([***]) using Isis’ standard form of quality agreement with such changes as mutually agreed by the Parties and in a quality complying with the provisions set forth in such quality agreement, and (ii) [***] of [***] oligonucleotides to support the activities under the Strategic Plan.

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(ii)	Finished Drug Product Supply. To support the first [***] Bayer will conduct under the Strategic Plan, upon Bayer’s written request, Isis will use Commercially Reasonable Efforts to have its CMO supply Finished Drug Product (using API made by Isis or Isis’ CMO) to Bayer in a quantity, quality and by a delivery date mutually agreed by the Parties that is reasonably sufficient for such [***], on the commercial terms applicable to Finished Drug Product set forth in Schedule 1.9.2(a). Isis shall ensure that the supply of Finished Drug Product is accompanied by all information and documents reasonably requested by Bayer, including the analytical release data.

(b)	Supplies for the Isis Completion Activities. Isis will provide, [***], API and Finished Drug Product sufficient to support the Isis Completion Activities.

1.9.3.	After Isis Completes the Isis Completion Activities. After Isis completes the Isis Completion Activities set forth on Schedule 1.7 for ISIS-FXIRx, in addition to the Initial Supply and such Finished Drug Product under Section 1.9.2, [***].

ARTICLE 2.
REQUESTS TO INITIATE NEW DRUG DISCOVERY PROGRAMS; OPTIONS

2.1.	Requests to Initiate a New Drug Discovery Program. During the first [***] years after the Effective Date, so long as Bayer is using Commercially Reasonable Efforts to Develop and/or Commercialize at least one Product under this Agreement, Bayer may deliver to Isis a written request (each, a “Drug Discovery Request Notice”) with the commencement fee set forth in Section 7.2 to initiate either or both of the drug discovery program(s) described below; provided the commencement fee for each such program is only paid once:

2.1.1.	The ISIS-FXIRx-2 Option. A request for Isis to initiate a drug discovery program to identify a follow-on Development Candidate targeting Factor XI incorporating Isis’ then current antisense technology (such follow-on Development Candidate, “ISIS-FXIRx-2” and such program, the “ISIS-FXIRx-2 Program”); and/or

2.1.2.	The [***] Option. A request for Isis to initiate a drug discovery program to identify a Development Candidate targeting [***] incorporating Isis’ then current antisense technology (such Development Candidate, “[***]” and such program, the “[***] Program”).

The ISIS-FXIRx-2 Program and the [***] Program are each referred to as a “New Drug Option Program.” During the [***]-year period described in this Section 2.1, at Bayer’s request, Isis will meet with Bayer to update Bayer on the current state of Isis’ technology and any advancement relevant to this Agreement, and will discuss the applicability of these advancements to drugs targeting Factor XI and [***]. Bayer will have the right to obtain an exclusive license to ISIS-FXIRx-2 and/or [***] as further described in Section 2.4 below.

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2.2.	New Drug Option Program Activities.

2.2.1.	Development Candidate Identification Plans. After Bayer delivers a Drug Discovery Request Notice to Isis under Section 2.1, the Parties will discuss [***]. For each New Drug Option Program, Isis will provide Bayer an initial draft plan to identify a Development Candidate under the applicable New Drug Option Program (the “Development Candidate Identification Plan”). Bayer will review such plan with Isis and the Parties will agree on a final Development Candidate Identification Plan for such New Drug Option Program. Isis will use Commercially Reasonable Efforts to complete the activities for each New Drug Option Program set forth in the applicable Development Candidate Identification Plan [***] in a manner consistent with its internal practices for other gene targets with the goal of identifying a Development Candidate for the applicable New Drug Option Program as soon as possible. If the Parties cannot mutually agree on a final Development Candidate Identification Plan for a given New Drug Option Program, Isis will perform such New Drug Option Program under a plan consistent with Isis’ other plans to create Development Candidates for other gene targets in Isis’ own internal programs. Bayer may propose changes to the Development Candidate Identification Plan, and Isis will consider Bayer’s comments and proposals in good faith [***] regarding the conduct of the Development Candidate Identification Plan so long as [***].

2.2.2.	Third Party Obligations Applicable to Development Candidates. While the Parties are reviewing technology options for the Development Candidate to be used under a Development Candidate Identification Plan, the Parties will discuss any Third Party Obligations they believe apply to such technology. Isis will disclose to Bayer any Third Party Obligations known by Isis that apply to technology under consideration by the Parties, [***]. Any Third Party Obligations arising under agreements Isis has with Third Parties covering [***] that Bayer agrees to incorporate into the Development Candidate under the Development Candidate Identification Plan, will be [***] (such technology, collectively “Bayer Opt-In Technology”). All other Third Party Obligations that [***] as a result of technology that is not Bayer Opt-In Technology used in a Development Candidate under the applicable Development Candidate Identification Plan will be [***]. Isis will update Appendix 4 to reflect any additional agreements Isis has with Third Parties covering such Bayer Opt-In Technology.

2.2.3.	New Drug Option Program Development Candidate Selection. Isis will notify Bayer in writing promptly after Isis has designated a Lead Candidate for a given New Drug Option Program and, together with such notice, Isis will provide Bayer [***]. Bayer will then have the opportunity to determine, by the Option Deadline, whether the Lead Candidate [***] will be selected as the Development Candidate.

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2.3.	New Drug Option Program Term. The period during which Isis will perform the activities under a New Drug Option Program will begin on the date Isis receives the applicable Drug Discovery Request Notice and will end on the earlier of the date (i) Isis completes the activities Isis agreed to perform under the applicable Development Candidate Identification Plan, or (ii) the Parties [***] (such period, a “New Drug Option Program Term”).

2.4.	Options. On a New Drug Option Program-by-New Drug Option Program basis, beginning on the date Isis receives the applicable Drug Discovery Request Notice under Section 2.1 and ending on or before 5:00 p.m. (Eastern Time) on the later of (y) the [***] day (each, an “Option Deadline”) following Bayer’s receipt of [***] for such New Drug Option Program or – if applicable – (z) [***] Business Days following the date on which antitrust clearance for the exercise of the Option (as defined below) has been obtained (using the process described in Section 13.6, mutatis mutandis, under which the Parties will make the appropriate filings under the HSR Act within [***] days after Bayer’s receipt of [***] for such New Drug Option Program), Bayer will have an exclusive option (each, an “Option”) to obtain from Isis the license set forth in Section 5.1.2 or Section 5.1.3 (as applicable); provided, however, [***]. Bayer will determine whether to select the Lead Candidate [***] as the Development Candidate, and will notify Isis whether Bayer is exercising its Option to license the applicable Development Candidate from such New Drug Option Program by notifying Isis in writing on or before the applicable Option Deadline.

2.4.1.	If, by the Option Deadline, Bayer (i) notifies Isis in writing that Bayer has selected a Development Candidate and is exercising the Option for a particular New Drug Option Program, and (ii) pays Isis – subject to prior antitrust clearance (if applicable) – the license fee in accordance with Section 7.3 for the applicable New Drug Option Program, Isis will, and hereby does, grant to Bayer the license set forth in Section 5.1.2 or Section 5.1.3 (as applicable).

2.4.2.	If, by the Option Deadline for a particular New Drug Option Program, Bayer has not both (i) selected a Development Candidate and provided Isis a written notice stating that Bayer is exercising the Option, and (ii) paid Isis the license fee in accordance with Section 7.3 for the applicable New Drug Option Program, then Bayer’s Option with respect to such New Drug Option Program will expire. In such a case, subject to Section 4.1, Bayer will have no further rights to (and Isis will have no further obligations with respect to) such New Drug Option Program (including all Compounds included in the applicable New Drug Option Program).

2.5.	Expiration of New Drug Option Program Term.

2.5.1.	Effects of Expiration of New Drug Option Program Term. On a New Drug Option Program-by-New Drug Option Program basis, if by the expiration of the applicable New Drug Option Program Term, Isis has not – after having consulted with Bayer – designated in good faith a Lead Candidate under a particular New Drug Option Program, then, subject to Section 2.5.2, the Option will expire and such program will no longer be a New Drug Option Program under this Agreement. Following expiration of any unexercised Option for a New Drug Option Program, subject to Section 2.5.2 and to Isis’ exclusivity covenants under Section 4.1, (i) Isis will own any Compounds discovered under such New Drug Option Program and will be free to Develop and Commercialize such Compounds on its own or with a Third Party; (ii) Isis will own all data, results, Patent Rights and information generated under the New Drug Option Program and Bayer will upon Isis’ request promptly transfer to Isis all such data, results, Patent Rights and information in Bayer’s possession; and; (iii) the Parties’ will no longer have an obligation to perform any activities under this ARTICLE 2 with respect to such New Drug Option Program.

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2.5.2.	Carryover Development Candidates. If, by the expiration of the applicable New Drug Option Program Term for a particular New Drug Option Program, Isis has not designated a Lead Candidate for such New Drug Option Program in accordance with Section 2.5.1, and at any time during the [***]-month period after the end of the applicable New Drug Option Program Term Isis designates an ASO discovered by Isis that is designed to bind to the RNA that encodes the Exclusive Target for such New Drug Option Program as a development candidate (such ASO, a “Carryover Development Candidate”), then, Isis will notify Bayer and will provide Bayer with [***], and Bayer will have an exclusive option (“Carryover Option”) to obtain from Isis the license under Section 5.1.2 or Section 5.1.3 (as applicable) [***], except the applicable option deadline will be deemed extended such that it begins on the date Bayer receives [***] and ends at 5:00 p.m. (Eastern Time) on the [***] Business Day thereafter (such period, the “Carryover Option Deadline”). The Carryover Option Deadline may be extended, if requested by Bayer, in the same manner as the Option Deadline as described in Section 2.4.

If Bayer’s Carryover Option expires unexercised, then, subject to Isis’ exclusivity obligations under Section 4.1 [***], Bayer will have no further rights to (and Isis will have no further obligations with respect to) such Carryover Development Candidate (including all Compounds included in the applicable New Drug Option Program); provided, however, [***].

2.6.	New Drug Option Program Development Plans – After Option Exercise. With respect to each Development Candidate for which Bayer has exercised its Option in accordance with Section 2.4 or Section 2.5.2 above, the Parties will promptly integrate such Development Candidate into the Strategic Plan in accordance with Section 1.3 above at the next scheduled meeting or telephone conference of the Parties following such Option exercise. The components of the Strategic Plan applicable to such Development Candidate will be consistent with Section 1.1 and Bayer’s Specific Performance Milestone Events and estimated timelines set forth in Schedule 1.6.2.

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ARTICLE 3.
PROGRAM MANAGEMENT AND COSTS

3.1.	Alliance Managers; Meeting Participation. If the Parties mutually agree that it would be beneficial to progress the activities under this Agreement, each Party may appoint a representative to act as its alliance manager (each, an “Alliance Manager”). Each Alliance Manager will be responsible for performing the activities listed in Schedule 3.1. Except as set forth in Section 6.2 (if requested by the other Party to so attend the meeting), Section 8.1.3(c) (if the Parties mutually agreed to establish a JPC) or in Schedule 1.3.2, Isis has the right, but not the obligation, to attend any meetings described in this Agreement (including the meetings described in ARTICLE 1), and may discontinue attending such meetings at any time after providing written notice to Bayer. For clarity, Isis shall not be entitled to attend any Bayer internal meetings (including internal meetings with Bayer’s Sublicensees or contractors).

3.2.	Records and Quality; Inspections; Materials Transfer.

3.2.1.	Records. Each Party will maintain records consistent with its own practice of all work such Party performs under this Agreement and all results, data, inventions and developments made in the performance of such work. Such records will be in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Upon prior written notice, a Party will provide the other Party with copies of all requested records, to the extent reasonably required for the performance of a Party’s rights and obligations under this Agreement.

3.2.2.	Inspections. Each Party will cooperate in good faith with respect to the conduct of any inspections by any Regulatory Authority of a Party’s site or a Party’s contractor’s site and facilities if such inspection concerns work being performed under this Agreement. Each Party will be given the opportunity to attend any inspections by any Regulatory Authority of the other Party’s or such Party’s contractor’s site and facilities with one of its representatives if such inspections concern work being performed under this Agreement, and the summary (or wrap up) meeting with a Regulatory Authority at the conclusion of such site inspection unless the Regulatory Authority expresses its preference that such other Party should not participate in such meetings. If, during that inspection of the Party’s facilities, a Regulatory Authority finds such facilities to be non-compliant with one or more GLP, GMP, GCP or current standards for pharmacovigilance practice compliance standards and such facilities are being used to conduct work under this Agreement, such Party will promptly notify the other Party of such finding and will submit a proposed recovery/corrective action plan, including a time line for implementation of the plan, within [***] days of such notification of non-compliance.

3.2.3.	Materials Transfer. In order to facilitate the activities under this Agreement, either Party may provide to the other Party certain materials for use by the other Party in furtherance of the activities to be performed under this Agreement. Unless agreed otherwise between the Parties, all such materials will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement, and the receiving Party will not transfer such materials to any Third Party unless expressly contemplated by this Agreement or upon the written consent of the supplying Party. Except as expressly agreed in writing between the Parties before or after the Effective Date, SUCH MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

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3.3.	Program Costs.

3.3.1.	Isis Completion Activities.

(a)	Except as otherwise provided under Section 3.3.1(b), Isis will be responsible for all costs associated with [***], including any costs associated with [***].

(b)	If Bayer requests any changes to the Isis Completion Activities which are [***] and Isis agrees to implement such changes, then [***]. Isis and Bayer will update Schedule 1.7 with any such revised activities.

3.3.2.	Strategic Plan. Bayer will be responsible for all costs associated with [***] under the Strategic Plan.

3.3.3.	Development Candidate Identification Plan Costs.

(a)	Isis Activities. Isis will be responsible for all costs associated with the activities Isis agrees to perform under each Development Candidate Identification Plan; provided, since Factor XI [***] as of the Execution Date, if the Parties mutually agree [***] under Isis’ plans to create development candidates for other previously validated gene targets in Isis’ own internal programs, Bayer will [***] in accordance with [***].

(b)	Bayer Activities. Bayer will be responsible for any costs associated with [***] under each Development Candidate Identification Plan.

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ARTICLE 4.
EXCLUSIVITY COVENANTS

4.1.	Exclusivity Covenants.

4.1.1.	Isis’ and Bayer’s Exclusivity Covenants. Isis and Bayer each acknowledge and agree that, during the Agreement Term, and subject to the exclusivity granted in Section 5.1, each Party may, independently or for or with any of its Affiliates (including with Third Party academic collaborators and other independent contractors for the sole benefit of such Party or its Affiliate), conduct Research with an ASO that is designed to bind to the RNA that encodes Factor XI or [***]. Except in the performance of its obligations or exercise of its rights under this Agreement and except as set forth in Section 4.1.2, Section 4.1.3 or Section 4.2, Isis [***] will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to:

(a)	The Drug Discovery, Development or Commercialization of an ASO that is designed to bind to the RNA that encodes Factor [***], until the [***] anniversary of the Effective Date; and

(b)	After the [***] anniversary of the Effective Date, on a country-by-country basis, Commercializing an ASO that is designed to bind to the RNA that encodes Factor XI [***], so long as Bayer is Developing or Commercializing a Product under this Agreement [***];

provided, however, in no way will Section 4.1.1(a) or Section 4.1.1(b) permit Isis to Commercialize a Product in violation of Bayer’s exclusive license to such Product under Section 5.1.1, Section 5.1.2 or Section 5.1.3 (as applicable).

As of the Effective Date, Isis does not have (nor intends to have) an internal Drug Discovery program for Factor XI incorporating Isis’ latest antisense technology.

4.1.2.	Isis-Products. Notwithstanding the provisions of Section 4.1.1, on a New Drug Option Program-by-New Drug Option Program basis, if (A) Bayer does not ask Isis to identify a Development Candidate for such New Drug Option Program under Section 2.1 by the [***] anniversary of the Effective Date, or (B) Bayer timely asks Isis to identify a Development Candidate for such New Drug Option Program under Section 2.1 but either (a) no Lead Candidate has been designated by the end of the New Drug Option Program Term in accordance with Section 2.5.1, or (b) Bayer either does not (X) timely exercise its Option with respect to such Development Candidate, or (Y) use Commercially Reasonable Efforts to continue to Develop and Commercialize such Development Candidate, then, subject - in the case of [***] - to Section 4.2, (i) each Party (for itself or with or for a Third Party) will be permitted to conduct Research, Drug Discovery and Develop an ASO (and, solely in the case of Isis, such Development Candidate) designed to bind to the RNA that encodes such Exclusive Target that is not the Product being developed by Bayer (an “Isis-Product”), (ii) after expiration of the Full Royalty Period for ISIS-FXIRx in a country, Isis will be permitted to Commercialize an Isis-Product that encodes Factor XI in such country, and (iii) after expiration of the Full Royalty Period for [***] (if any) in a country, Isis will be permitted to Commercialize an Isis-Product that encodes [***] in such country.

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4.1.3.	Limitations and Exceptions to Isis’ Exclusivity Covenants. Notwithstanding anything to the contrary in this Agreement, Isis’ practice of the following will not violate ARTICLE 4:

(i)	Any activities pursuant to the Prior Agreements as in effect on the Effective Date as described on Appendix 8;

(ii)	The granting of, or performance of obligations under, Permitted Licenses; and

(iii)	Any activities pursuant to Section 4.2 below.

4.2.	Isis’ Right to Initiate a New Drug Option Program for [***]. Notwithstanding any provision to the contrary in this Agreement, if Isis intends to initiate a program to conduct Drug Discovery and Develop an ASO that is designed to bind to the RNA that encodes [***] (“[***]” and such program, the “[***] Program”) before the date Bayer delivers Isis a Drug Discovery Request Notice under Section 2.1, then the following provisions shall apply:

(a)	Promptly after Isis has designated a [***] as a lead candidate ready to start [***] in accordance with the principles for the Lead Candidate set forth in ARTICLE 2, Isis will provide written notice to Bayer of such designation and together with such notice shall provide Bayer with documentation corresponding in content and detail to [***]. Upon receipt of such documentation, Bayer shall have [***] days to decide whether it wishes to participate in the [***] Program, and if Bayer chooses [***] to participate in such [***] Program, the provisions regarding [***] shall apply as if Bayer had submitted a Drug Discovery Request Notice under Section 2.1.2 with respect to [***] (and after Option exercise, such [***] shall constitute [***] under this Agreement);

(b)	If Bayer does not timely notify Isis under Section 4.2(a) above of Bayer's decision to participate in the [***] Program, Isis may proceed with the Drug Discovery and Development of the [***] subject to the terms of this Section 4.2;

(c)	During the course of such Drug Discovery and Development activities with the [***], Isis shall provide Bayer with periodic (at least [***]) updates of progress of such Drug Discovery and Development;

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(d)	If Isis conducts any Clinical Studies of the [***] before the date Bayer delivers to Isis a Drug Discovery Request Notice under Section 2.1 or exercises its Option pursuant to Section 4.2(e) then, in addition to the periodic updates provided for in Section 4.2(c), Isis shall, within [***] days following Completion of each such Clinical Study provide Bayer with the data generated based on the primary database lock under the statistical analysis plan for such Clinical Study in order to assist Bayer with its decision of whether to exercise its Option to the [***]. In addition, Isis shall provide Bayer with any additional information and data in Isis' possession that Bayer reasonably requests;

(e)	Unless Bayer’s Option to [***] has already expired unexercised under Section 2.4, at any time until 5:00 pm (Eastern Time) on the [***] anniversary of the Effective Date, Bayer may exercise its Option to the [***];

(f)	If Bayer timely exercises its Option to the [***] and timely pays Isis the license fee for the [***] in accordance with Section 7.3.2, then Isis will grant Bayer the license set forth in Section 5.1.3. In addition, within [***] days after such Option exercise (and Bayer's receipt of an invoice from Isis), Bayer shall pay Isis [***] of the total amount of [***] that Isis incurred in Developing the [***] up to the date of such Option exercise; provided, however, that [***];

(g)	If Bayer does not timely exercise its Option to the [***] in accordance with Section 2.4 or this Section 4.2, then, Isis shall have the right to further Develop and Commercialize the [***] and, subject to Section 4.2(h), Bayer will have no further rights to (and Isis will have no further obligations with respect to) the [***] (including all Compounds included in the applicable New Drug Option Program);

(h)	For the avoidance of doubt, none of the foregoing affects (A) Bayer's obligation to pay Isis any payments with respect to [***] that [***] Option exercise under this Section 4.2, including the license fee under Section 7.3.2, the milestone payments under Section 7.6 and Section 7.7.3, and royalties under Section 7.9, or (B) Bayer's rights to deliver to Isis a Drug Discovery Request Notice to request initiation of a [***] Program pursuant to Section 2.1 of this Agreement.

(i)	Isis hereby covenants as of the Effective Date that it will not during the Agreement Term grant any right or license to any Third Party that would conflict with the rights granted to Bayer under this Section 4.2 and that it will not take any action that would conflict with or adversely affect its obligations to Bayer under this Section 4.2.

4.3.	Effect of Exclusivity on Indications. The Compounds and Products are designed to bind to the RNA that encodes Factor XI or [***] in the Field, which are known to play a role in [***]. Isis and Bayer are subject to exclusivity obligations under Section 4.1.1; however, the Parties acknowledge and agree that each Party (on its own or with a Third Party) may continue to discover, research, develop, manufacture and commercialize products which are not covered by the exclusivity obligations under Section 4.1.1, including ASOs that are designed to bind to the RNA that encodes a gene that is not an Exclusive Target for any indication, even if such products are designed to treat [***].

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ARTICLE 5.
LICENSE GRANTS; TECHNOLOGY TRANSFER AND SUPPORT

5.1.	License Grants to Bayer.

5.1.1.	ISIS-FXIRx Development, Manufacture and Commercialization License. Subject to the terms and conditions of this Agreement, Isis hereby grants to Bayer a worldwide, exclusive, royalty-bearing license under the Licensed Technology to Research, Develop, Manufacture, have Manufactured and Commercialize ISIS-FXIRx in the Field.

5.1.2.	ISIS-FXIRx-2 Development, Manufacture and Commercialization License. Subject to the terms and conditions of this Agreement, effective upon Bayer’s exercise of the Option for ISIS-FXIRx-2 in accordance with Section 2.4, or Section 2.5.2, Isis grants to Bayer a worldwide, exclusive, royalty-bearing license under the Licensed Technology to Research, Develop, Manufacture, have Manufactured and Commercialize ISIS-FXIRx-2 in the Field.

5.1.3.	[***] Development, Manufacture and Commercialization License. Subject to the terms and conditions of this Agreement, effective upon Bayer’s exercise of the Option for [***] in accordance with Section 2.4, Section 2.5.2, or Section 4.2 Isis grants to Bayer a worldwide, exclusive, royalty-bearing license under the Licensed Technology to Research, Develop, Manufacture, have Manufactured and Commercialize [***] in the Field.

5.1.4.	Sublicense Rights. Bayer may only grant sublicenses under the licenses granted to Bayer in Section 5.1 as expressly permitted by this Section 5.1.4.

(a)	Right to Grant Sublicenses. Bayer acknowledges that the licenses under Section 5.1 are personal to Bayer and are granted to Bayer due to Bayer’s strong development and commercialization experience with therapeutics to treat [***]. Therefore, to help ensure that a partner of similar quality and experience as Bayer will continue to diligently Develop and Commercialize the Products, Bayer will only have the right to grant sublicenses under the licenses granted under Section 5.1.1, Section 5.1.2 and Section 5.1.3 above:

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(i)	under the Licensed Technology to an Affiliate of Bayer to Research, Develop, Manufacture, have Manufactured and Commercialize a Product in the Field; or

(ii)	under the Licensed Technology to a Bayer alliance partner for purposes of further Development, Manufacturing and Commercialization of a Product in the Field [***] if [***], provided Bayer gives Isis [***] days advance written notice of such sublicense; or

(iii)	under the Isis Core Technology Patents, Isis Product-Specific Patents, Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How solely to [***]; or

(iv)	in all other cases with Isis’ prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), under the Licensed Technology to a Third Party solely for purposes of further Research, Manufacturing, Development and Commercialization of a Product in the Field;

provided that each such sublicense will be subject to, and consistent with, the terms and conditions of this Agreement.

(b)	Enforcement of Sublicense Agreements. If, within [***] days after first learning of any breach of the terms of any such sublicense agreement, Bayer fails to take any action to enforce the sublicense terms of a sublicense granted pursuant to this Section 5.1.4, which failure would cause a material adverse effect on Isis, Bayer will cooperate with and support Isis (which cooperation will be at Bayer’s sole reasonable expense and will include, Bayer joining any action before a court or administrative body filed by Isis against such Sublicensee if and to the extent necessary for Isis to have legal standing before such court or administrative body) in connection with enforcing such terms. Bayer will provide Isis with a copy of any sublicense granted pursuant to this Section 5.1.4 within [***] days after the execution thereof; provided, however, Bayer may redact any information in such sublicense that does not pertain to Products.

(c)	CMO Agreements. In connection with Bayer’s selecting and engaging one or more CMOs to supply API or Finished Drug Product for Development or Commercialization, Isis will grant, at Bayer’s request, a [***] license from Isis to [***] under the [***] to the extent necessary for [***], provided however, [***]. Isis shall use Commercially Reasonable Efforts to conclude a respective license agreement with [***] within [***] days following Bayer’s request thereof. If and to the extent [***] requires further sublicenses under the Licensed Technology to Manufacture API or Finished Drug Product for the Development or Commercialization of Product, any prior written approval required by Bayer under Section 5.1.4(a)(iv) shall be deemed received upon conclusion of a license agreement between Isis and [***]. In addition, if Bayer intends to [***], then Isis will [***]. Isis and Bayer shall use Commercially Reasonable Efforts to [***] within [***] days following [***].

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(d)	Effect of Termination on Sublicenses. If this Agreement terminates for any reason, any Sublicensee will, from the effective date of such termination, automatically become a direct licensee of Isis with respect to the rights sublicensed to the Sublicensee by Bayer; so long as (i) such Sublicensee is not in breach of its sublicense agreement, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by Bayer, and (iii) such Sublicensee agrees to pay directly to Isis such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by Bayer. Bayer agrees that it will confirm clause (i) of the foregoing in writing at the request and for the benefit of Isis or if requested by the Sublicensee.

5.1.5.	Consequence of Natural Expiration of this Agreement. If this Agreement naturally expires in accordance with Section 11.1 then, in addition to the terms set forth in Section 11.3.1(c), Section 11.3.1(e), Section 11.3.1(g) and Section 11.3.1(h), Isis will and hereby does grant to Bayer a perpetual, nonexclusive, worldwide, royalty-free license under the Licensed Know-How to Research, Develop, Manufacture, have Manufactured and Commercialize the Product that is the subject of such expiration.

5.1.6.	No Implied Licenses. All rights in and to Licensed Technology not expressly licensed to Bayer under this Agreement are hereby retained by Isis or its Affiliates. All rights in and to Bayer Technology not expressly licensed or assigned to Isis under this Agreement, are hereby retained by Bayer or its Affiliates. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property.

5.1.7.	License Conditions; Limitations. Subject to Section 7.11, the licenses granted under Section 5.1.1, Section 5.1.2 and Section 5.1.3 and the sublicense rights under Section 5.1.4 are subject to and limited by (i) the Prior Agreements and (ii) the Isis In-License Agreements, in each case to the extent the provisions of such obligations or agreements are specifically disclosed to Bayer in this Agreement, including its Schedules (x) prior to the Execution Date, with respect to ISIS-FXIRx and/or the Licensed Patents Covering ISIS-FXIRx, or (y) in writing prior to Bayer’s exercise of the applicable Option, with respect to ISIS-FXIRx-2 or [***] and/or the Licensed Patents Covering ISIS-FXIRx-2 or [***].

5.1.8.	Trademark and Domain Names

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(a)	Bayer shall be solely responsible for the selection, registration and maintenance of the Trademarks which it employs in connection with the Commercialization of the Products. Bayer shall own and control the Trademarks and pay all relevant costs related thereto.

(b)	Isis recognizes the exclusive ownership by Bayer of any proprietary Bayer Marks, logotype, Trademarks or Trade Dress furnished by Bayer (e.g. the name “Bayer” and the “Bayer Cross”) for use in connection with the Commercialization of the Products. Isis shall not, either during the Agreement Term, or at any time thereafter, register, use or challenge or assist others to challenge the Trademark, the Bayer Marks, logotype and trade dress furnished by Bayer or attempt to obtain any right in or to any such name, logotype, Trademarks or Trade Dress confusingly similar for the marketing of the Product or any other goods and products, irrespective of the fact that such goods or products have a different use or are dissimilar to the Product.

(c)	Only Bayer will be authorized to initiate at its own discretion legal proceedings against any infringement or threatened infringement of the Trademarks.

(d)	Bayer shall be responsible for the registration, hosting, maintenance and defense of the Domain Names under all generic Top Level Domains (gTLDs) and under all relevant country code Top Level Domains (ccTLD). For the avoidance of doubt Bayer is allowed to register such Domain Names in its own name, to host on its own servers, maintain and defend the Domain Names and use them for websites.

5.1.9.	Subsequently Acquired Formulation Technology or Delivery Devices. On a Product-by-Product basis, if Isis Controls any Formulation Technology or delivery device that would be useful with a Product, Isis will notify Bayer of such technology and will discuss in good faith with Bayer the terms under which Isis would be willing to grant Bayer a license under such technology for use with such Product.

5.2.	Assignment of Certain Licensed Patents; Grant Back to Isis.

5.2.1.	Certain Licensed Patents Covering ISIS-FXIRx. With respect to ISIS-FXIRx, when Bayer pays Isis the milestone payment for Completion of the CS IV Study, following Bayer’s written request and review and consideration by each Party’s patent representatives and, except as otherwise provided in Section 5.2.3, Isis will assign to Bayer, Isis’ ownership interest in (i) all Isis Product-Specific Patents Covering ISIS-FXIRx that are owned by Isis (whether solely owned or jointly owned with one or more Third Parties), and (ii) all Jointly-Owned Program Patents Covering ISIS-FXIRx, and thereafter, except as otherwise provided in Section 8.2.3, Bayer will be fully responsible for the Prosecution and Maintenance of such Isis Product-Specific Patents and such Jointly-Owned Program Patents and Bayer will use Commercially Reasonable Efforts to Prosecute and Maintain such Patent Rights. The assignment of Patent Rights assigned in this Section 5.2.1 will occur within [***] days after Bayer’s request.

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5.2.2.	Certain Licensed Patents Covering ISIS-FXIRx-2 and/or [***]. If Bayer (a) exercises its Option for ISIS-FXIRx-2 or [***] (as applicable), and (b) together with such Option exercise notice, elects to have Isis commence the assignment under this Section 5.2.2, then following the review and consideration by each Party’s patent representatives and, except as otherwise provided in Section 5.2.3, Isis will assign to Bayer, Isis’ ownership interest in (i) all Isis Product-Specific Patents Covering such Product that are owned by Isis (whether solely owned or jointly owned with one or more Third Parties), and (ii) all Jointly-Owned Program Patents Covering such Product, and thereafter, except as otherwise provided in Section 8.2.3, Bayer will be fully responsible for the Prosecution and Maintenance of such Isis Product-Specific Patents and such Jointly-Owned Program Patents and Bayer will use Commercially Reasonable Efforts to Prosecute and Maintain such Patent Rights. The assignment of Patent Rights assigned in this Section 5.2.2 will occur within [***] days after Bayer’s written notice to Isis under Section 7.3 of Bayer’s election to have Isis commence such assignment.

5.2.3.	Notwithstanding the foregoing, if either Party reasonably determines that the assignment contemplated under Section 5.2.1 or Section 5.2.2 would be likely to adversely affect the applicable Licensed Patent (including diminishing the scope, term, validity or enforceability of such Licensed Patent), or otherwise at Bayer’s request (and on payments made pursuant to Section 7.3), then, in lieu of such assignment, Bayer will retain its exclusive license to such Licensed Patent under Section 5.1.

5.2.4.	Bayer grants to Isis a fully-paid, royalty-free (except to the extent Section 7.10 requires a royalty on a Discontinued Product), worldwide, non-exclusive, sublicensable license under any Isis Product-Specific Patents and Jointly-Owned Program Patents assigned to Bayer under Section 5.2.1 and Section 5.2.2, (i) for [***], (ii) to complete the Isis Completion Activities and any activities under a New Drug Option Program, and (iii) to conduct the activities permitted by Section 4.1.2 or Section 4.2.

5.2.5.	For purposes of clarification, any Isis Product-Specific Patents and Jointly-Owned Program Patents assigned to Bayer under Section 5.2.1 and Section 5.2.2 are royalty-bearing and will still be considered Licensed Patents Covering the applicable Product for determining the royalty term and applicable royalty rates under ARTICLE 7.

5.3.	Subcontracting. Subject to the terms of this Section 5.3, each Party may engage Third-Party subcontractors to perform its obligations under this Agreement. Any subcontractor engaged by a Party will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will enter into such Party’s standard nondisclosure agreement consistent with such Party’s standard practices. Any Party engaging such a subcontractor will remain responsible for such activities and will not grant rights that interfere with the other Party’s rights under this Agreement. Notwithstanding the foregoing sentence, each Party shall at all times have the right to engage its Affiliates to perform its obligations under this Agreement.

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5.4.	Technology and Information Transfer. Isis will (i) promptly, but no later than [***] days following the date (y) Bayer pays Isis the milestone payment for [***], in the case of the Licensed Know-How licensed to Bayer under Section 5.1.1, or (z) on a New Drug Option Program-by-New Drug Option Program basis, the license under Section 5.1.2 or Section 5.1.3 (as applicable) is granted to Bayer with respect to the Development Candidate for such New Drug Option Program, and (ii) during the Agreement Term promptly following Bayer’s reasonable request deliver to Bayer the following Licensed Know-How:

5.4.1.	Licensed Know-How - Generally. Copies of Licensed Know-How (other than the Isis Manufacturing and Analytical Know-How) in the Field in Isis’ possession that has not previously been provided hereunder, for use solely in accordance with the licenses granted under Section 5.1.1, Section 5.1.2 or Section 5.1.3, as the case may be, to Bayer, which includes, for ISIS-FXIRx, (i) the information included in the IND, and (ii) the data from the Phase 1 Clinical Trials and Phase 2 Clinical Trials conducted by Isis, together with all regulatory documentation.

5.4.2.	Isis Manufacturing and Analytical Know-How. Solely for use by Bayer, its Affiliates or a Third Party acting on Bayer’s behalf to Manufacture API in Bayer’s own [***] manufacturing facility, copies of the Isis Manufacturing and Analytical Know-How relating to Products in Isis’ possession that has not previously been provided hereunder, which is necessary for the exercise by Bayer, [***] of the Manufacturing rights granted under Section 5.1.1, Section 5.1.2 or Section 5.1.3, as the case may be.

5.4.3.	Isis Assistance. If requested by Bayer, Isis will provide Bayer with a timely and reasonable level of assistance in connection with such Licensed Know-How under Section 5.4.1 and Section 5.4.2, and Bayer will reimburse Isis for its time incurred in providing such assistance in accordance with Section 7.13.

5.5.	Cross-Licenses under Program Technology.

5.5.1.	Enabling Patent Licenses from Bayer to Isis. Subject to the terms and conditions of this Agreement (including Isis’ exclusivity obligations under Section 4.1 and without limiting the license(s) granted to Bayer under Section 5.1), Bayer hereby grants Isis a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicensable license under any Bayer Program Technology (excluding any Product-Specific Patents) to Research, Develop, manufacture, have manufactured and Commercialize [***]; provided, however, that Isis will not have the right to use or grant a sublicense to a Third Party under any [***] or [***] included within such Bayer Program Technology for any Bayer Excluded Indication. For purposes of this Section 5.5.1, “Bayer Excluded Indication” means [***] (such notification to be in writing together with a list of such Bayer Excluded Indications).

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5.5.2.	Enabling Patent Licenses from Isis to Bayer. Subject to the terms and conditions of this Agreement (including Bayer’s exclusivity obligations under Section 4.1 and without limiting the license(s) granted to Bayer under Section 5.1), Isis hereby grants Bayer a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicensable license under any Isis Program Technology (excluding any Product-Specific Patents) to Research, Develop, manufacture, have manufactured and Commercialize [***]; provided, however, that Bayer will not have the right to use or grant a sublicense to a Third Party under any [***] or [***] included within such Isis Program Technology for any Isis Excluded Indication. For purposes of this Section 5.5.2, “Isis Excluded Indication” means [***] (such notification to be in writing together with a list of such Isis Excluded Indications).

ARTICLE 6.
REGULATORY MATTERS AND THE ISIS INTERNAL ASO SAFETY DATABASE

6.1.	Investigator’s Brochure. Bayer will keep Isis reasonably informed with respect to the status, activities and progress of Development of Products licensed by Bayer hereunder by providing updated versions of the investigator’s brochure to Isis [***] and when Development of the Products results in any substantive change to the safety or risk to the Products.

6.2.	Participation in Regulatory Meetings. Prior to any scheduled meeting with a Regulatory Authority regarding a Product [***] (i) the Parties will discuss the timing and objectives for such meeting, and (ii) the Party who is the IND-holder will provide the other Party with an opportunity to discuss the strategy for such meeting with the IND-holder it being understood that the IND-holder shall have the right to set the timeline for such discussions between the Parties and that the IND-holder shall have the final decision-making authority regarding [***]. In addition, the IND-holder will allow the other Party to participate [***] in any such meeting with a Regulatory Authority [ ***] as an [***] unless the Regulatory Authority expresses its preference that such other Party should not participate in such meeting. Upon request of the IND-holder the respective other Party shall participate in any meetings with the Regulatory Authority and at all times support the IND-holder in a timely manner with respect to its obligations under this Section 6.2.

6.3.	Regulatory Communications. The Party who is the IND-holder will provide the other Party with a draft of all material correspondence with and submissions to any Regulatory Authority [***], sufficiently in advance of providing such correspondence or submission to the applicable Regulatory Authority to enable the other Party [***]. The contents of such correspondence or submission to any Regulatory Authority will reflect the applicable aspects of the Strategic Plan. The IND-holder will have the final decision-making authority regarding the contents of all such correspondence or submissions but [***]. Upon request of the IND-holder the respective other Party shall timely support the IND-holder at all times with respect to its obligations under this Section 6.3.

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6.4.	Class Generic Claims. To the extent Bayer intends to make any claims in a Product label or regulatory filing that are class generic to ASOs, Isis’ generation 2.0 or 2.5 chemistry platform(s), Conjugate Technology, or any other Isis technology included in a Product, Bayer will provide such claims and regulatory filings to Isis in advance and will consider in good faith any proposals and comments made by Isis.

6.5.	Applicable Laws. Each Party will perform its activities pursuant to this Agreement (and will use reasonable efforts to require Third Parties to perform any such activities) in compliance with good laboratory practices (GLP), good clinical practices (GCP), and good manufacturing practices (GMP), in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted or which are otherwise affected, in particular through the Commercialization of Products.

6.6.	The Isis Internal ASO Safety Database.

(a)	Isis maintains an internal database that includes information regarding the tolerability of its drug compounds, individually and as a class, including information discovered during pre-clinical and clinical development (the “Isis Internal ASO Safety Database”). In an effort to maximize understanding of the safety profile and pharmacokinetics of Isis compounds, Bayer will reasonably cooperate in connection with populating the Isis Internal ASO Safety Database. To the extent collected by Bayer and in the form in which Bayer stores such information for its own purposes, Bayer will provide Isis with information concerning toxicology, pharmacokinetics, safety pharmacology study(ies) and adverse events related to Products licensed by Bayer under this Agreement within a reasonable period of time. In connection with any reported serious adverse event, Bayer will provide Isis all serious adverse event reports. In addition, with respect to Products, Bayer will provide Isis with copies of Annual safety updates filed with each IND and the safety sections of any final Clinical Study reports within [***] days following the date such information is filed, as applicable. Furthermore, Bayer will provide in a timely manner to Isis any supporting data reasonably related to such safety information provided by Bayer under this Section 6.6(a) and answer any follow-up questions reasonably requested by Isis to the extent such data and answers are reasonably available to Bayer. All such information disclosed by Bayer to Isis will be Bayer Confidential Information; provided, however, that so long as Isis does not disclose the identity of a Product or Bayer’s identity, Isis may disclose any such Bayer Confidential Information to (i) Isis’ other partners pursuant to Section 6.6(b) below if such information is regarding class generic properties of ASOs, (ii) any Third Party (other than a Regulatory Authority) that [***], or (iii) a Regulatory Authority. Bayer will deliver all such information to Isis for the Isis Internal ASO Safety Database to Isis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, California 92010, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Isis). Bayer will also cause its Affiliates to comply with this Section 6.6(a), and will cause its Sublicensees to comply with this Section 6.6(a) with respect to all major Clinical Studies conducted by or on behalf of such Sublicensee.

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(b)	From time to time, Isis utilizes the information in the Isis Internal ASO Safety Database to conduct analyses to keep Isis and its partners informed regarding class generic properties of ASOs, including with respect to safety. As such, if and when Isis identifies safety or other related issues that may be relevant to a Product (including any potential class-related toxicity), Isis will inform Bayer in a timely manner of such issues and, if requested, provide the data supporting Isis’ conclusions.

(c)	[***], Bayer may submit written requests to Isis for Isis to run queries of the Isis Internal ASO Safety Database relevant to Products licensed to Bayer under this Agreement, and Isis will use Commercially Reasonable Efforts to promptly run such queries and deliver to Bayer the results of such queries. Any information disclosed between the Parties under this Section 6.6(c) will be treated as Confidential Information in accordance with ARTICLE 12 below.

ARTICLE 7.
FINANCIAL PROVISIONS

7.1.	Up-Front Fee. Within 10 Business Days after the Effective Date and following Bayer’s receipt of an invoice from Isis (not to be sent to Bayer prior to the Effective Date), Bayer will pay Isis an up-front fee equal to $100,000,000 as follows:

(a)	[***] in consideration for the exclusive license granted to Bayer under the Licensed Patents and Licensed Know-How for ISIS-FXIRx;

(b)	[***] in consideration for Isis’ agreement to [***]; and

(c)	[***] in consideration for the [***] of API and [***] oligonucleotides Isis agrees to supply to Bayer under Section 1.9.2(a)(i).

7.2.	New Drug Option Program Commencement Fees. If Bayer delivers a Drug Discovery Request Notice to Isis under Section 2.1 stating that Bayer requests Isis to initiate a drug discovery program to identify a Development Candidate for a New Drug Option Program in accordance with this Agreement, then within [***] days following Bayer’s receipt of an invoice from Isis (such invoice not to be sent prior to Isis’ receipt of such Drug Discovery Request Notice) Bayer will pay Isis:

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7.2.1.	a fee of [***] if such Drug Discovery Request Notice is to initiate such New Drug Option Program for ISIS-FXIRx-2; and

7.2.2.	a fee of [***] if such Drug Discovery Request Notice is to initiate such New Drug Option Program for [***].

7.3.	New Drug Option Program License Fees.

7.3.1.	License Fee for ISIS-FXIRx-2. If Bayer timely delivers written notice to Isis under Section 2.4 or Section 2.5.2 (as applicable) that Bayer is exercising the Option for ISIS-FXIRx-2 and (if applicable) antitrust clearance for ISIS-FXIRx-2 has been obtained (using the process described in Section 13.6, mutatis mutandis), then within [***] days following Bayer’s receipt of an invoice from Isis, Bayer will pay Isis a license fee of [***]. Bayer will include in such written notice whether or not Bayer elects under Section 5.2.2 to have all Isis Product-Specific Patents and all Jointly-Owned Program Patents for ISIS-FXIRx-2 assigned to Bayer in accordance with Section 5.2.2. If Bayer does not provide Isis such a written notice that Bayer elects to have Isis assign such Patent Rights to Bayer in accordance with Section 5.2.2, then within [***] days following Bayer’s receipt of an invoice from Isis, Bayer will pay Isis a fee of [***] as consideration for the Maintenance and Prosecution of such Isis Product-Specific Patents and Jointly-Owned Program Patents for ISIS-FXIRx-2.

7.3.2.	License Fee for [***]. If Bayer timely delivers written notice to Isis under Section 2.4, Section 2.5.2 or Section 4.2 (as applicable) that Bayer is exercising the Option for [***] and (if applicable) antitrust clearance for [***] has been obtained (using the process described in Section 13.6, mutatis mutandis), then within [***] days following Bayer’s receipt of an invoice from Isis, Bayer will pay Isis a license fee of [***]. Bayer will include in such written notice whether or not Bayer elects under Section 5.2.2 to have all Isis Product-Specific Patents and all Jointly-Owned Program Patents for [***] assigned to Bayer in accordance with Section 5.2.2. If Bayer does not provide Isis such a written notice that Bayer elects to have Isis assign such Patent Rights to Bayer in accordance with Section 5.2.2, then within [***] days following Bayer’s receipt of an invoice from Isis, Bayer will pay Isis a fee of [***] as consideration for the Maintenance and Prosecution of such Isis Product-Specific Patents and Jointly-Owned Program Patents for [***].

7.4.
Milestone Payments for Achievement of Development Milestone Events by ISIS-FXIRx. Bayer will pay to Isis within [***] days following Bayer’s receipt of an invoice from Isis, the milestone payments as set forth in Table 1 below when a development milestone event listed in Table 1 is first achieved by ISIS-FXIRx:

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Table 1
Development Milestone Event	Milestone Event Payment
45 days following Bayer’s receipt of the Completion Notice regarding Completion of the CS IV Study and Bayer not having delivered a notice of termination to Isis under Section 11.2.1 during such 45-day period.	$55,000,000
[***]	[***]

7.5.	Milestone Payments for Achievement of Development Milestone Events by ISIS-FXIRx-2. Bayer will pay to Isis within [***] days following Bayer’s receipt of an invoice from Isis, the milestone payments as set forth in Table 2 below when a development milestone event listed in Table 2 is first achieved by ISIS-FXIRx-2:

Table 2
Development Milestone Event	Milestone Event Payment
[***]	[***]
[***]	[***]

7.6.	Milestone Payments for Achievement of Development Milestone Events by [***]. Bayer will pay to Isis within [***] days following Bayer’s receipt of an invoice from Isis, the milestone payments as set forth in Table 3 below when a development milestone event listed in Table 3 is first achieved by [***]:

Table 3
Development Milestone Event	Milestone Event Payment
[***]	[***]
[***]	[***]
[***]	[***]

7.7.	Milestone Payments for Achievement of First Commercial Sale Milestone Events by a Product.

7.7.1.	ISIS-FXIRx or ISIS-FXIRx-2. Upon the earlier to occur of (i) First Commercial Sale of ISIS-FXIRx [***], or (ii) First Commercial Sale of ISIS-FXIRx-2 [***], Bayer will pay to Isis within [***] days following Bayer’s receipt of an invoice from Isis, a one-time milestone payment equal to [***].

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7.7.2.	ISIS FXIRx-2. Bayer will pay to Isis within [***] days following Bayer’s receipt of an invoice from Isis, a one-time milestone payment equal to [***], if (i) ISIS-FXIRx achieves First Commercial Sale [***], and (ii) ISIS-FXIRx-2 achieves First Commercial Sale [***].

7.7.3.	[***]. Bayer will pay to Isis within [***] days following Bayer’s receipt of an invoice from Isis, a one-time milestone payment equal to [***], upon achievement of First Commercial Sale of [***].

7.8.	Limitations on Milestone Payments; Exceptions; Notice.

7.8.1.	Each milestone payment set forth in Table 1, Table 2, Table 3 and Section 7.7 above will be paid only once upon the first achievement of the milestone event by the applicable Product regardless of how many times such Product achieves such milestone event.

7.8.2.	If a particular milestone event is not achieved by a Product, then upon achievement of a later milestone event by such Product the milestone event payment applicable to such earlier milestone event will also be due.

7.8.3.	If a particular milestone event is achieved by a Product contemporaneously with or in connection with another milestone event by such Product, then both milestone events will be deemed achieved and the milestone payments for both milestone events are due.

7.8.4.	Each time a milestone event is achieved under this ARTICLE 7, Bayer will send Isis, or Isis will send Bayer, as the case may be, a written notice thereof within [***] Business Days following the date of achievement of such milestone event. Bayer will use good faith efforts to provide Isis advanced notice orally or in writing (including email) of any anticipated achievement of a milestone event under this ARTICLE 7.

7.9.	Royalty Payments to Isis. As partial consideration for the rights granted to Bayer hereunder, subject to the provisions of this Section 7.9 (including the minimum royalty required under Section 7.9.3(f)(ii)), Bayer will pay to Isis royalties on the Annual worldwide Gross Margin of Products sold by Bayer, its Affiliates or Sublicensees, on a country-by-country basis in accordance with this Section 7.9. On a country-by-country basis, for each Calendar Quarter during the Full Royalty Period, royalties will be calculated as follows:

[***]	[***]	[***]	[***]	[***]

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The Bayer Base Royalty Rate is calculated in accordance with Section 7.9.1 below and the applicable Regional Adjustment is calculated in accordance with Section 7.9.2 below.

7.9.1.	Bayer Base Royalty Rate. The Bayer Base Royalty Rate will be used to calculate the royalty payment based on Gross Margin derived from Annual worldwide Net Sales of Products according to Table 4 below (the “Bayer Base Royalty Rate”):

Table 4
Royalty Tier	Annual Worldwide Net Sales of Products	Bayer Base Royalty Rate
1	For the portion of Annual Worldwide Net Sales < [***]	[***]%
2	For the portion of Annual Worldwide Net Sales > [***] but < [***]	[***]%
3	For the portion of Annual Worldwide Net Sales > [***] but < [***]	[***]%
4	For the portion of Annual Worldwide Net Sales > [***]	[***]%

(a)	Annual worldwide Net Sales will be calculated by taking the aggregate sum of Net Sales of all Products for all countries worldwide. For example, if Annual worldwide Net Sales of Products are [***], then the Bayer Base Royalty Rate would be [***]. As an additional example, if Annual worldwide Net Sales of Products are [***], then the Bayer Base Royalty Rate would be [***].

(b)	Bayer will pay Isis royalties on Gross Margin of Products arising from pre-Approval sales, including named patient and other similar programs under Applicable Laws where Bayer, its Affiliate or Sublicensee sells such Product to a Third Party, and Bayer will provide reports and payments to Isis consistent with Section 7.14.2. No royalties are due on Gross Margin of Products arising from compassionate use and other programs providing for the delivery of Product at no cost. The sales of Products arising from named patient or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Full Royalty Period or determining whether a milestone event is achieved in Section 7.7 above.

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7.9.2.	Regional Adjustment. A specific adjustment (each, a “Regional Adjustment”) will be used for each of the following four regions (each, a “Region”) to calculate the actual royalty rate (each, a “Regional Royalty Rate”) Bayer will pay Isis on Gross Margin of Products sold by Bayer, its Affiliates or Sublicensees in countries within such Region: the Region consisting of the [***] (the “[***] Region”), the Region consisting of [***] (the “[***] Region”), the Region consisting of [***] (the “[***] Region”), and the Region consisting of [***] (the “[***] Region”).

(a)	[***] Region. The Regional Adjustment for the [***] equals [***]% such that there is no [***]; and

(b)	[***] Region, [***] Region and the [***] Region. On a Calendar Quarter-by-Calendar Quarter basis, the Regional Adjustment for the [***] Region, the [***] Region and the [***] Region is calculated by using the following formula: [***](the “Average Regional Price”), [***] (the “Average [***] Price”) [***]. The foregoing calculation is illustrated as follows:

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

Provided:

(i)	In no event will the Regional Adjustment for such [***] Region, [***] Region and the [***] Region be greater than [***]% or less than [***]%;

(ii)	If, in a given Calendar Quarter, the Average Regional Price in the [***] Region, the [***] Region or the [***] Region for Product is higher than [***], then the Regional Adjustment for such [***] Region, [***] Region or the [***] Region (as applicable) for such Calendar Quarter will be [***]%; and

(iii)	If, in a given Calendar Quarter, there are Product sales in the [***] Region, the [***] Region or the [***] Region but not in the [***] Region, then the Regional Adjustment for such [***] Region, [***] Region or the [***] Region (as applicable) for such Calendar Quarter will be [***]% until there are sales of such Product in the [***] Region.

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7.9.3.	Application of Royalty Rates. All royalties set forth under Section 7.9 are subject to the provisions of this Section 7.9.3, and are payable as follows:

(a)	Full Royalty Period. Except as otherwise set forth in Section 7.9.3(b), Bayer’s obligation to pay Isis the Regional Royalty Rates above with respect to a Product will continue on a country-by-country and Product-by-Product basis from the date of First Commercial Sale (except as stated in Section 7.9.1(b)) of such Product until the later of the date of expiration (i) of the last Valid Claim within the Orange Book Patents (or the foreign equivalent or counterpart of such Orange Book Patents) exclusively licensed by Isis to Bayer under Section 5.1 (but excluding any Jointly-Owned Program Patents that are not Product-Specific Patents) Covering such Product in the country in which such Product is made, used or sold, (ii) of the data exclusivity period conferred by the applicable Regulatory Authority in such country with respect to such Product, and (iii) in consideration for the valuable Licensed Know-How exclusively licensed to Bayer under Section 5.1 and Isis’ exclusivity covenants in Section 4.1, the [***] anniversary of the First Commercial Sale of such Product in such country (such royalty period, the “Full Royalty Period”).

(b)	Competition from Generic Products for Products. On a Generic Country-by-Generic Country and Product-by-Product basis, if at any time after [***], a Generic Product is sold in such Generic Country, then Bayer may deliver written notice to Isis electing to use the Generic Product reduced royalty adjustment set forth in this Section 7.9.3(b) for a given Generic Country in lieu of the applicable Regional Adjustment applicable to such country. If Bayer delivers such a written notice to Isis then in lieu of the applicable Regional Adjustment applicable to such country, (i) Bayer will pay Isis royalties on the Gross Margin of Products sold by Bayer, its Affiliates and Sublicensees in such Generic Country equal to [***].

In any Generic Country for which Bayer has elected to use the Generic Product reduced royalty adjustment under this Section 7.9.3(b), on a Calendar Quarter-by-Calendar Quarter basis, the applicable “Generic Royalty Quotient” will be calculated by [***].

(c)	Reduced Royalty. Bayer acknowledges that Isis’ contribution (and the value Bayer is deriving) under this Agreement is not limited to the exclusive licenses granted to Bayer under the Licensed Patent Rights, but also includes exclusive licenses to the Licensed Know-How, which contains critically valuable Know-How created and compiled by Isis from its antisense platform technology and over 25 years of experience discovering, researching, and developing ASOs, including important pre-clinical data, clinical data, and, in the case of ISIS-FXIRx, a robust Phase 2 clinical data package, the broad exclusivity covenants Isis is providing under Section 4.1, and (upon Bayer’s request) the assignment of certain Licensed Patents to Bayer under Section 5.2.1 and Section 5.2.2. Therefore, subject to Section 7.9.3(f) and subject to Bayer’s right to calculate royalties in accordance with the Generic Royalty Quotient in a Generic Country in lieu of calculating royalties using the Royalty Quotient under this Section 7.9.3(c), on a country-by-country basis, after the expiration of the Full Royalty Period and until the end of the Reduced Royalty Period, in lieu of the applicable full Regional Royalty Rate for such country, Bayer will pay Isis royalties (the “Bayer Reduced Royalty”) on Gross Margin of Products where the applicable royalty rate is calculated on a Calendar Year-by-Calendar Year basis by [***]; provided, however, that the Bayer Reduced Royalty rate in each country will in no event exceed the [***].

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(d)	End of Royalty Obligation for Products. On a country-by-country basis, other than [***], Bayer’s obligation to make royalty payments hereunder for Products in such country will end on the expiration of the Reduced Royalty Period in such country. “Reduced Royalty Period” means, on a country-by-country basis, the period commencing upon the expiration of the [***] for Products in such country and ending when [***].

(e)	Royalty Examples. Schedule 7.9.3(e) attached hereto contains examples of how royalties will be calculated under this Section 7.9.

(f)	Limitation on Aggregate Reduction for Bayer Royalties.

(i)	In no event will the aggregate royalty reductions under Section 7.9.2(b), Section 7.9.3(b), or Section 7.9.3(c) reduce the royalties payable to Isis on Gross Margin of a Product in any given period to an amount that is less than the [***].

(ii)	Notwithstanding any provision to the contrary in this Agreement, in no event will the royalties payable to Isis during the Full Royalty Period under this Section 7.9 be less than [***]% of worldwide Net Sales.

(iii)	In no event will the aggregate offsets under Section 7.11 reduce the royalties payable to Isis on Gross Margin of a Product in any given period to an amount that is less than the greater of [***].

7.10.	Reverse Royalty Payments to Bayer for a Discontinued Product.

7.10.1.	Reverse Royalty for a Discontinued Product. If Isis or any of its Affiliates or Sublicensees Commercializes a Discontinued Product, then following the First Commercial Sale of such Discontinued Product by Isis or its Affiliates or Sublicensees, Isis will pay Bayer a royalty of [***]% of Annual worldwide Net Sales of such Discontinued Product (“Reverse Royalties”). Isis’ obligation to pay Bayer Reverse Royalties will [***].

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7.10.2.	Applicable Royalty Provisions. In addition to this Section 7.10, the definition of “Net Sales” in Appendix 1 and the other provisions contained in this ARTICLE 7 governing payment of royalties from Bayer to Isis will govern the payment of Reverse Royalties from Isis to Bayer under this Section 7.10, mutatis mutandis, including the provisions of Sections 7.9.3, 7.11, 7.14, 7.15, 7.16, and 7.17.

7.11.	Third Party Payment Obligations. Other than Bayer Opt-In Technology, any Third Party Obligations that become payable by Isis or Bayer under an agreement such Party has entered into to license or otherwise acquire Third Party Patent Rights will be paid by a Party or shared by the Parties as expressly set forth in this Section 7.11.

7.11.1.	Existing In-License Agreements.

(a)	Isis’ Existing In-License Agreements. Certain of the Licensed Technology Controlled by Isis as of the Effective Date licensed to Bayer under Section 5.1.1 or that may be licensed to Bayer under Section 5.1.2 or Section 5.1.3, as the case may be, are in-licensed or were acquired by Isis under the agreements with Third Party licensors or sellers listed on Appendix 4 (such license or purchase agreements being the “Isis In-License Agreements”), and certain milestone, royalty payments, license maintenance fees and other payments may become payable by Isis to such Third Parties under the Isis In-License Agreements based on the Development or Commercialization of a Product by Bayer, its Affiliate or Sublicensee under this Agreement. Any payment obligations arising under the Isis In-License Agreements for Third Party Patent Rights that would be considered:

(i)	Isis Core Technology Patents or Isis Manufacturing and Analytical Patents hereunder, will be paid by [***] as [***], and

(ii)	Isis Product-Specific Patents hereunder, will be [***] as [***] and [***].

(b)	Bayer’s Existing In-License Agreements. [***] will be solely responsible for any Third Party Obligations that become payable by Bayer to Third Parties under any agreements or arrangements Bayer has with such Third Parties as of the Effective Date, based on the Development or Commercialization of a Product by Bayer, its Affiliate or Sublicensee under this Agreement. Any such payment obligations will be paid by [***] as [***].

7.11.2.	New In-Licensed Isis Core Technology Patents, Isis Manufacturing and Analytical Patents or Isis Product-Specific Patents.

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(a)	New In-Licensed Isis Core Technology Patents. If after the Effective Date, Isis obtains Third Party Patent Rights necessary to Develop, Manufacture or Commercialize a Product that would have been considered an Isis Core Technology Patent or an Isis Manufacturing and Analytical Patent had Isis Controlled such Patent Rights on the Effective Date, Isis will include such Third Party Patent Rights in the license granted to Bayer under Section 5.1.1 for ISIS-FXIRx, under Section 5.1.2 for ISIS-FXIRx-2 or Section 5.1.3 for [***] and any and all costs arising under such Third Party agreement as they apply to Product will be paid solely by [***] as [***].

(b)	New In-Licensed Isis Product-Specific Patents. If after the Effective Date, Isis obtains Third Party Patent Rights necessary to Develop, Manufacture or Commercialize a Product that would have been considered an Isis Product-Specific Patent had Isis Controlled such Patent Rights on the Effective Date, Isis will include such Third Party Patent Rights in the license granted to Bayer under Section 5.1.1 for ISIS-FXIRx under Section 5.1.2 for ISIS-FXIRx-2 or Section 5.1.3 for [***] and any and all costs arising under such Third Party agreement as they apply to Product will be [***].

7.11.3.	Additional Core IP In-License Agreements.

(a)	Bayer will promptly provide Isis written notice of any Additional Core IP Bayer believes it has identified and Isis will have the first right, but not the obligation, to negotiate with, and obtain a license from the Third Party Controlling such Additional Core IP. If Isis obtains such a Third Party license, Isis will include such Additional Core IP in the license granted to Bayer under Section 5.1.1, Section 5.1.2, or Section 5.1.3 (as applicable), and [***] will pay any financial obligations under such Third Party agreement as [***].

(b)	If, however, Isis elects not to obtain such a license to such Third Party intellectual property, Isis will so notify Bayer, and Bayer may obtain such a Third Party license and Bayer may offset an amount equal to [***]% of any [***] paid by Bayer under such Third Party license against any [***].

(c)	If it is unclear whether certain intellectual property identified by Bayer pursuant to Section 7.11.3(a) is Additional Core IP under Section 7.11.3(b), Isis will send written notice to such effect to Bayer, and the Parties will engage a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of oligonucleotides, and appropriate professional credentials in the relevant jurisdiction, to determine the question of whether or not such Third Party intellectual property is Additional Core IP. The determination of the Third Party expert engaged under the preceding sentence will be binding on the Parties solely for purposes of determining whether Bayer is permitted to [***]. The costs of any Third Party expert engaged under this Section 7.11.3(c) will be paid by the Party against whose position the Third Party lawyer's determination is made.

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7.12.	Other Third Party Payments.

7.12.1.	Isis’ Third Party Agreements. Except as otherwise expressly agreed to by Bayer under Section 7.11.1 or Section 7.11.2, after Bayer is granted the applicable license under Section 5.1 for a particular Product, Bayer will be responsible for paying [***]% of the [***] arising under any Third Party agreements entered into by Isis where [***], [***].

7.12.2.	Bayer’s Third Party Agreements. Without limiting any applicable [***] under Section 7.11.3(b), Bayer will be responsible for paying [***]% of the [***] arising under any Third Party agreements entered into by Bayer as they apply to Products.

7.13.	Invoices. If the Parties explicitly refer to this Section 7.13, for any mutually agreed work performed by Isis at Bayer’s request under this Agreement (other than the Isis Completion Activities) after the first [***] hours of Isis’ time, Bayer will pay Isis as a lump sum within [***] days from the date an invoice is received by Bayer; provided that any invoiced costs are for fees or services that have been rendered by Isis plus out-of-pocket costs incurred by Isis. Isis’ invoices will include Isis’ good faith estimate of the FTE cost incurred by Isis in performing the services and the amount of any out-of-pocket costs incurred and charged by Isis. Before Isis commences work, Bayer and Isis will agree to a budget for the work Bayer requests Isis to perform that will include Isis’ good faith estimate of the FTE cost plus any out-of-pocket costs.

7.14.	Payments.

7.14.1.	Commencement. Beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, Bayer will make royalty payments to Isis under this Agreement based on the Preliminary Royalty Report for the applicable Calendar Quarter within [***] days following Bayer’s receipt of an invoice from Isis.

7.14.2.	Reports. After the First Commercial Sale of a Product, within [***] days after the end of the most recently completed Calendar Quarter, Bayer will provide Isis with both the preliminary report and the reconciled report as described in greater detail below:

(a)	Bayer shall send to Isis a preliminary royalty report summarizing Gross Margin for Products during the most recently completed Calendar Quarter on a country-by-country and Product-by-Product basis and the calculation of royalties due thereon, including sales price, Gross Margin, Bayer’s Cost of Goods Sold, the exchange rate used, total sales, total units sold, if applicable the calculation of the Regional Adjustment used for each Region and any adjustment made in a Generic Country (including the calculation used for such Generic Country adjustment and all components of such calculation), or an estimate of any portions of the items set forth in the first sentence of this Section 7.14.2(a) where actuals are not known as of such time (the “Preliminary Royalty Report”). If no royalties are payable in respect of a given Calendar Quarter, Bayer will submit a written royalty report to Isis so indicating. In addition, beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, within [***] Business Days following the end of each such Calendar Quarter, Bayer will provide Isis a [***] report estimating the Gross Margin and total Net Sales of, and royalties payable to Isis for, Products sold for such Calendar Quarter.

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(b)	Bayer shall send to Isis a reconciled royalty report summarizing Gross Margin for Products during the Calendar Quarter prior to the most recently completed Calendar Quarter on a country-by-country and Product-by-Product basis and the calculation of royalties due thereon, including sales price, Gross Margin, Bayer’s Cost of Goods Sold, the exchange rate used, total sales, total units sold, if applicable the calculation of the Regional Adjustment used for each Region and any adjustment made in a Generic Country (including the calculation used for such Generic Country adjustment and all components of such calculation) (the “Reconciled Royalty Report”). In addition, following the royalty payments made by Bayer to Isis on the basis of the respective Preliminary Royalty Reports, the Reconciled Royalty Report shall state any payments due by one Party to the other Party. If the royalty payments made by Bayer to Isis on the basis of a Preliminary Royalty Report is less than the royalty payments owed by Bayer to Isis according to the applicable Reconciled Royalty Report for the applicable Calendar Quarter, Bayer shall pay to Isis the difference between such amounts as part of Bayer’s next payment to Isis, and if the royalty payments made by Bayer to Isis on the basis of a Preliminary Royalty Report is more than the royalty payments owed by Bayer to Isis according to the applicable Reconciled Royalty Report for the applicable Calendar Quarter, Bayer will have a credit against any royalties due to Isis in an amount equal to the difference between such amounts (or to the extent there will be no future royalties due, then in lieu of such credit, Isis will make a payment to Bayer in an amount equal to the overpaid amount). The Parties acknowledge and agree that the Reconciled Royalty Report for the fourth Calendar Quarter in a given Calendar Year will reconcile the actual Gross Margin for Products as compared to the estimated Gross Margin for Products for both such fourth Calendar Quarter and for such entire Calendar Year.

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7.14.3.	Mode of Payment. All payments under this Agreement will be (i) payable in full in U.S. dollars, regardless of the country(ies) in which sales are made, (ii) made by wire transfer of immediately available funds to an account designated by Isis in writing, and (iii) non-creditable (except as otherwise provided in Sections 7.14.2(b) and 7.15), irrevocable and non-refundable. Gross Margin in currencies other than USD will be converted into USD using the average exchange rate for the applicable month as for Bayer’s internal accounting and reporting process, consistently applied across Bayer’s business for Bayer’s pharmaceutical products.

7.14.4.	Payment Rule. If the terms for a particular payment are not otherwise set out in this Agreement, such payment shall be made by Bayer according to the following rule: If invoices are received by Bayer at the address set forth in this Section 7.14.4 by the [***] day of the current month, then payments shall be made by the [***] day of the [***]. If invoices are received by Bayer at the below address after the [***] day [***], then payments shall be made by the [***] day of the [***]. For example, if Isis submits an invoice to Bayer and such invoice is received by Bayer on [***], then Bayer will pay such invoice by [***]. All invoices referred to in this ARTICLE 7 shall be made in compliance with Applicable Law.

All invoices shall be sent to the following address:

Bayer Pharma AG
Rechnungseingangsstelle c/o
[***]
51368 Leverkusen Germany

7.14.5.	Bank Account. All payments made by Bayer to Isis under the Agreement shall be made by wire transfer to the following bank account of Isis, or such other United States bank account as notified by Isis to Bayer in a timely manner from time to time:

Account Holder: Isis Pharmaceuticals, Inc.
Bank: [***]
Bank Address: [***]
Account Number: [***]
Routing & Transit Number: [***]
SWIFT (BIC): [***]

7.14.6.	Records Retention. Commencing with the First Commercial Sale of a Product, Bayer will keep complete and accurate records pertaining to the sale of Products for a period of [***] months after the year in which such sales occurred, and in sufficient detail to permit Isis to confirm the accuracy of the Gross Margin or royalties paid by Bayer hereunder.

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7.15.	Audits. No more frequently than [***] during [***] during the Agreement Term and for a period of [***] months thereafter, at the request and expense of Isis, Bayer will permit an independent certified public accountant of nationally recognized standing appointed by Isis (to whom Bayer has no reasonable objection), and with at least [***] days advance notice, during normal business hours, accompanied by a Bayer representative at all times, to examine such records as are necessary to verify the calculation and reporting of Gross Margin and the correctness of any royalty payment made under this Agreement for any period within the preceding [***] months – [***] (except in the case of fraud, in which case Isis may audit earlier periods to the extent the relevant records are available) -including, on a Region-by-Region and Product-by-Product basis, the calculation of the applicable Regional Adjustment and any adjustment due to a Generic Product entering a Generic Country, and information relevant to total sales, total units sold, average price in the Region versus average price in the United States and the applicable royalty rate used in such Region. As a condition to examining any records of Bayer, such auditor will sign a nondisclosure agreement reasonably acceptable to Bayer. Any records of Bayer examined by such accountant will be deemed Bayer’s Confidential Information. Upon completion of the audit, the accounting firm will provide both Parties with a written report disclosing whether the royalty payments made by Bayer are correct or incorrect and the specific details concerning any discrepancies (“Audit Report”). If the Audit Report shows that Bayer’s payments under this Agreement were less than the royalty amount that should have been paid, then Bayer will pay Isis the difference between such amounts to eliminate any discrepancy revealed by said inspection within [***] Business Days of receiving the Audit Report and following Bayer’s receipt of an invoice from Isis, with interest calculated under Section 7.17. If the Audit Report shows that Bayer’s payments under this Agreement were greater than the royalty amount that should have been paid, then [***]. Isis will pay for such audit, except that if Bayer is found to have underpaid Isis by more than [***]% of the amount that should have been paid, Bayer will reimburse Isis’ reasonable costs of the audit.

7.16.	Taxes.

7.16.1.	Taxes on Income. Each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

7.16.2.	VAT. The prices set forth in this ARTICLE 7, including its Schedules do not include Value Added Tax. If Value Added Tax is legally owed by Isis, Value Added Tax applies and will be invoiced additionally by Isis and has to be paid by Bayer to Isis after receipt of a correct invoice, which meets all legal requirements according to the Applicable Law. Any refunds of such Value Added Tax shall be to the account of Bayer and Isis shall provide all reasonable assistance as requested by Bayer in obtaining any such refunds.

7.16.3.	Withholding Tax. The Parties agree to cooperate with one another and use reasonable efforts to lawfully avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by the paying Party to the receiving Party under this Agreement. To the extent the paying Party is required to deduct and withhold taxes, interest or penalties on any payment, the paying Party will pay the amounts of such taxes to the proper governmental authority for the account of the receiving Party and remit the net amount to the receiving Party in a timely manner. The paying Party will furnish the receiving Party with proof of payment of such taxes in due course. Any withheld tax shall be treated as having been paid by paying Party to receiving Party for all purposes of this Agreement. If documentation is necessary in order to secure an exemption from, or a reduction in, any withholding taxes, the Parties will provide such documentation to the extent they are entitled to do so.

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7.16.4.	Tax Cooperation. Isis will provide Bayer with any and all tax forms that may be reasonably necessary in order for Bayer to lawfully not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Following Bayer’s timely receipt of such tax forms from Isis and the confirmation of German tax authorities for tax exemption (if necessary), Bayer will not withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under the Applicable Law. Isis will provide any such tax forms to Bayer upon request and in advance of the due date. Each Party will provide the other with reasonable assistance to determine if any taxes are applicable to payments under this Agreement and to enable the recovery, as permitted by Applicable Law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Section 7.16.

The provisions of this Section 7.16 are to be read in conjunction with the provisions of Section 13.4 below.

7.17.	Interest. Any payments due under this Agreement shall be due on such date as specified in the Agreement. Any failure by Bayer to make a payment within ten (10) days after the date when due shall obligate Bayer to pay interest on the due payment to Isis. The interest period shall commence on the due date (inclusive) and end on the payment date (exclusive). Interest shall be calculated based on the actual number of days in the interest period divided by 360. The interest rate per annum shall be equal to the one (1) month US Libor rate, currently published on Reuters screen <LIBOR01>, fixed two Business Days prior to the due date and reset to the prevailing one (1) month US Libor rate in monthly intervals thereafter, plus a premium of [***], or shall be equal to an interest rate according to Law, whatever is lower.

ARTICLE 8.
INTELLECTUAL PROPERTY

8.1.	Ownership.

8.1.1.	Isis Technology and Bayer Technology. As between the Parties, Isis will own and retain all of its rights, title and interest in and to the Licensed Know-How and Licensed Patents and Bayer will own and retain all of its rights, title and interest in and to the Bayer Know-How and Bayer Patents, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement.

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8.1.2.	Agreement Technology. As between the Parties, Bayer is the sole owner of any Know-How discovered, invented or created solely by or on behalf of Bayer or its Affiliates in connection with the Manufacture, Development or Commercialization of a Product under this Agreement (“Bayer Program Know-How”) and any Patent Rights that claim or cover Bayer Program Know-How (“Bayer Program Patents” and together with the Bayer Program Know-How, the “Bayer Program Technology”), and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Bayer to Isis under this Agreement. As between the Parties, Isis is the sole owner of any Know-How discovered, invented or created solely by or on behalf of Isis or its Affiliates in connection with the Manufacture, Development or Commercialization of a Product under this Agreement (“Isis Program Know-How”) and any Patent Rights that claim or cover such Know-How (“Isis Program Patents” and together with the Isis Program Know-How, the “Isis Program Technology”), and will retain all of its rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by Isis to Bayer under this Agreement. Any Know-How discovered, invented or created jointly in connection with the Manufacture, Development or Commercialization of a Product under this Agreement by or on behalf of both Parties or their respective Affiliates or Third Parties acting on their behalf (“Jointly-Owned Program Know-How”), and any Patent Rights that claim or cover such Jointly-Owned Program Know-How (“Jointly-Owned Program Patents”, and together with the Jointly-Owned Program Know-How, the “Jointly-Owned Program Technology”), are owned jointly by Bayer and Isis on an equal and undivided basis, including all rights, title and interest thereto, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement. Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Jointly-Owned Program Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates to so disclose, the discovery, invention or creation of any Bayer Program Technology, Isis Program Technology or Jointly-Owned Program Technology. The Bayer Program Patents, Isis Program Patents and Jointly-Owned Program Patents are collectively referred to herein as the “Program Patents.”

8.1.3.	Joint Patent Committee.

(a)	If the Parties mutually agree, the Parties may establish a “Joint Patent Committee” or “JPC.” If such a JPC is formed, the JPC will serve as the primary contact and forum for discussion between the Parties with respect to intellectual property matters arising under this Agreement, and will cooperate with respect to the activities set forth in this Section 8.1.3. If the JPC is not formed or it dissolves, each Party may designate a patent attorney who will be responsible for intellectual property matters under this Agreement. A strategy will be discussed with regard to (i) prosecution and maintenance, defense and enforcement of Isis Product-Specific Patents that would be or are licensed to Bayer under Section 5.1 in connection with a Product and Bayer Product-Specific Patents, (ii) defense against allegations of infringement of Third Party Patent Rights, (iii) licenses to Third Party Patent Rights or Know-How, and (iv) the timing and subject matter of any potential publications regarding a Product, in each case to the extent such matter would be reasonably likely to have a material impact on the Agreement or the licenses granted hereunder, which strategy will be considered in good faith by the Party entitled to prosecute, enforce and defend such Patent Rights, as applicable, hereunder, but will not be binding on such Party.

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(b)	In addition, any Joint Patent Committee (or the Parties’ respective patent representatives if no JPC exists) will be responsible for the assessment of inventorship of Program Patents in accordance with United States patent laws. In case of a dispute in the Joint Patent Committee (or otherwise between Isis and Bayer) over inventorship of Program Patents, if the Joint Patent Committee (or the Parties’ respective patent representatives if no JPC exists) cannot resolve such dispute, such dispute will be resolved by independent patent counsel not engaged or regularly employed in the past two years by either Party and reasonably acceptable to both Parties. The decision of such independent patent counsel will be binding on the Parties. Expenses of such patent counsel will be shared equally by the Parties.

(c)	If the Parties form a JPC, it will comprise an equal number of at most three members from each Party. The Joint Patent Committee will meet as often as agreed by them (and at least semi-Annually), to discuss matters arising out of the activities set forth in this Section 8.1.3. The JPC will determine the JPC operating procedures at its first meeting, including the JPC’s policies for replacement of JPC members, and the location of meetings, which will be codified in the written minutes of the first JPC meeting. The Parties may escalate issues to the Executives for input and resolution pursuant to Section 13.1. Each Party’s representatives on the Joint Patent Committee will consider comments and suggestions made by the other in good faith. Each Party will bear their own cost of participation on the JPC.

8.2.	Filing, Prosecution and Maintenance of Patents.

8.2.1.	Patent Filings. Subject to Section 8.2.2(c), the Party responsible for Prosecution and Maintenance of any Patent Rights as set forth in this Section 8.2 will endeavor to obtain patent protection for the Product as it Prosecutes and Maintains its other patents Covering products in development, using counsel of its own choice in such countries as the responsible Party sees fit.

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8.2.2.	Licensed Patents and Bayer Patents.

(a)	Isis Core Technology Patents and Isis Manufacturing and Analytical Patents. During the Agreement Term, Isis will control and be responsible for all aspects of the Prosecution and Maintenance of the Isis Core Technology Patents, the Isis Manufacturing and Analytical Patents and the Isis Program Patents.

(b)	Isis Product-Specific Patents and Jointly-Owned Program Patents Covering ISIS-FXIRx. So long as Bayer has not exercised its right under Section 5.2.1, subject to the obligation to provide information and cooperate, and the step-in rights, under Section 8.2.3 and Section 8.4.3 respectively, Isis will control and be responsible for all aspects of the Prosecution and Maintenance of Isis Product-Specific Patents and Jointly-Owned Program Patents Covering ISIS-FXIRx using the same level of judgment and diligence (and in the same countries) as Isis uses to Prosecute and Maintain product-specific patents for Isis’ own internal drug products. Isis will consider in good faith any comments or instructions Bayer timely provides Isis related to the Prosecution and Maintenance of such Isis Product-Specific Patents and Jointly-Owned Program Patents. Isis will have final decision making authority regarding the Prosecution and Maintenance of such Isis Product-Specific Patents and Jointly-Owned Program Patents. In addition, Isis will Prosecute and Maintain such Isis Product-Specific Patents and Jointly-Owned Program Patents in countries that are in addition to the countries in which Isis Prosecutes and Maintains product-specific patents for Isis’ own internal drug products so long as (i) Bayer pays the costs of such Prosecution and Maintenance in such additional countries, and (ii) Bayer provides its written request to Isis for such additional countries with a sufficient amount of time in advance of the applicable filing deadline in such countries. Isis may use the legal counsel Isis normally uses to Prosecute and Maintain its other Patent Rights in the relevant country; provided, if Isis does not have its own legal counsel in such country Isis will, subject to a conflicts check, use the legal counsel Bayer uses in such country to Prosecute and Maintain Bayer’s own Patent Rights in such country.

(c)	Isis Product-Specific Patents and Jointly-Owned Program Patents Covering ISIS-FXIRx-2 or [***]. Prior to and after the exercise of an Option and so long as Bayer has not exercised its right under Section 5.2.2, subject to the obligation to provide information and cooperate, and the step-in rights, under Section 8.2.3 and Section 8.4.3 respectively, Isis will control and be responsible for all aspects of the Prosecution and Maintenance of all Isis Product-Specific Patents and Jointly-Owned Program Patents that are the subject of such Option using the same level of judgment and diligence (and in the same countries) as Isis uses to Prosecute and Maintain product-specific patents for Isis’ own internal drug products. Isis will consider in good faith any comments or instructions Bayer timely provides Isis related to the Prosecution and Maintenance of such Isis Product-Specific Patents and Jointly-Owned Program Patents. Isis will have final decision making authority regarding the Prosecution and Maintenance of such Isis Product-Specific Patents and Jointly-Owned Program Patents. In addition, Isis will Prosecute and Maintain such Isis Product-Specific Patents and Jointly-Owned Program Patents in countries that are in addition to the countries in which Isis Prosecutes and Maintains product-specific patents for Isis’ own internal drug products so long as (i) Bayer pays the costs of such Prosecution and Maintenance in such additional countries, and (ii) Bayer provides its written request to Isis for such additional countries with a sufficient amount of time in advance of the applicable filing deadline in such countries. Isis may use the legal counsel Isis normally uses to Prosecute and Maintain its other Patent Rights in the relevant country; provided, if Isis does not have its own legal counsel in such country Isis will, subject to a conflicts check, use the legal counsel Bayer uses in such country to Prosecute and Maintain Bayer’s own Patent Rights in such country.

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(d)	Bayer Patents. Bayer will control and be responsible for all aspects of the Prosecution and Maintenance of all Bayer Patents, subject to Section 8.2.3.

(e)	Isis Product-Specific Patents Arising From Prosecution of Isis Core Technology Patents. If each Party’s patent representatives believe an Isis Core Technology Patent contains claimable subject matter that, if prosecuted under a separate patent application, could become an Isis Product-Specific Patent, then upon Bayer’s written request (and at Bayer’s expense) Isis will use Commercially Reasonable Efforts to prosecute such Isis Core Technology Patent in a manner that would result in a separate patent application meeting the requirements of an Isis Product-Specific Patent. Once Isis has prosecuted such Isis Core Technology Patent in a manner that results in a separate patent application meeting the requirements of an Isis Product-Specific Patent, Bayer will have the right but not the obligation to request assignment of such separate Isis Product-Specific Patent under Section 5.2; provided, that Bayer will not have the right to (and Isis will not be required to) prosecute such Patent Right to include claims that are (i) directed to subject matter applicable to ASOs in general, (ii) directed to an ASO, the sequence of which targets an RNA that does not encode an Exclusive Target, or (iii) directed to an RNA that is not an Exclusive Target.

8.2.3.	Other Matters Pertaining to Prosecution and Maintenance of Patents.

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(a)	Each Party will keep the other Party informed through the Joint Patent Committee (or through the other Party’s patent representative if no JPC exists) as to material developments with respect to the filing, Prosecution and Maintenance of the Product-Specific Patents or Jointly-Owned Program Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to Section 8.2.2, or this Section 8.2.3, including by providing copies of material data as it arises, any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b)	If Bayer elects (i) not to file and prosecute patent applications for the Jointly-Owned Program Patents or Isis Product-Specific Patents that have been assigned to Bayer under this Agreement or the Bayer Product-Specific Patents (“Bayer-Prosecuted Patents”) in a particular country, (ii) not to continue the prosecution (including any interferences, oppositions, reissue proceedings, re-examinations, and patent term extensions, adjustments, and restorations) or maintenance of any Bayer-Prosecuted Patent in a particular country, or (iii) not to file and prosecute patent applications for the Bayer-Prosecuted Patent in a particular country following a written request from Isis to file and prosecute in such country, then Bayer will so notify Isis promptly in writing of its intention (including a reasonably detailed rationale for doing so) in good time to enable Isis to meet any deadlines by which an action must be taken to establish or preserve any such Patent Right in such country; and Isis will have the right, but not the obligation, to file, prosecute, maintain, enforce, or otherwise pursue such Bayer-Prosecuted Patent in the applicable country at its own expense with counsel of its own choice. In such case, Bayer will cooperate with Isis to file for, or continue to Prosecute and Maintain or enforce, or otherwise pursue such Bayer-Prosecuted Patent in such country in Isis’ own name, but only to the extent that Bayer is not required to take any position with respect to such abandoned Bayer-Prosecuted Patent that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by Bayer under this Agreement. Notwithstanding anything to the contrary in this Agreement, if Isis assumes responsibility for the Prosecution and Maintenance of any such Bayer-Prosecuted Patent under this Section 8.2.3(b), Isis will have no obligation to notify Bayer if Isis intends to abandon such Bayer-Prosecuted Patent.

(c)	If, during the Agreement Term, Isis intends to abandon any Isis Product-Specific Patent or Jointly-Owned Program Patents for which Isis is responsible for Prosecution and Maintenance without first filing a continuation or substitution, then Isis will notify Bayer of such intention at least [***] days before such Patent Right will become abandoned, and Bayer will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 8.3.1) with counsel of its own choice. Notwithstanding anything to the contrary in this Agreement, if Bayer assumes responsibility for the Prosecution and Maintenance of any such Isis Product-Specific Patent under this Section 8.2.3(c), Bayer will have no obligation to notify Isis if Bayer intends to abandon such Isis Product-Specific Patent. Section 8.2.3(c) shall not apply for Isis Product-Specific Patents and Jointly-Owned Program Patents Covering ISIS-FXIRx-2 or [***] if the applicable Option Deadline has passed and Bayer has not exercised its Option as provided under Section 2.4. For clarity, if Bayer assumes responsibility for any such Isis Product-Specific Patent under this Section 8.2.3(c), such Isis Product-Specific Patent shall not be taken into account in determining the Full Royalty Period.

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(d)	The Parties, through the Joint Patent Committee (or the Parties’ patent representatives if no JPC exists), will cooperate in good faith to determine if and when any divisional or continuation applications will be filed with respect to any Jointly-Owned Program Patents or Product-Specific Patents, and where a divisional or continuation patent application filing would be practical and reasonable, then such a divisional or continuation filing will be made.

(e)	If the Party responsible for Prosecution and Maintenance pursuant to Section 8.2.2 intends to abandon such Jointly-Owned Program Patent without first filing a continuation or substitution, then such Party will notify the other Party of such intention at least [***] days before such Jointly-Owned Program Patent will become abandoned, and such other Party will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 8.3.1) with counsel of its own choice, in which case the abandoning Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, title and interest in and to such Jointly-Owned Program Patents. If a Party assumes responsibility for the Prosecution and Maintenance of any such Jointly-Owned Program Patents under this Section 8.2.3(e), such Party will have no obligation to notify the other Party of any intention of such Party to abandon such Jointly-Owned Program Patents.

(f)	In addition, the Parties will consult, through the Joint Patent Committee (or the Parties’ patent representatives if no JPC exists), and take into consideration the comments of the other Party for all matters relating to interferences, reissues, re-examinations and oppositions with respect to those Patent Rights in which such other Party (i) has an ownership interest, (ii) has received a license thereunder in accordance with this Agreement, or (iii) may in the future, in accordance with this Agreement, obtain a license or sublicense thereunder.

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8.3.	Patent Costs.

8.3.1.	Jointly-Owned Program Patents. Unless the Parties agree otherwise, Isis and Bayer will share equally the Patent Costs associated with the Prosecution and Maintenance of Jointly-Owned Program Patents; provided that, either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Jointly-Owned Program Patents in a particular country or particular countries, in which case the declining Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, titles and interests in and to such Jointly-Owned Program Patents.

8.3.2.	Licensed Patents and Bayer Patents. Except as set forth in Section 8.3.1, each Party will be responsible for all Patent Costs incurred by such Party prior to and after the Effective Date in all countries in the Prosecution and Maintenance of Patent Rights for which such Party is responsible under Section 8.2.

8.4.	Defense of Claims Brought by Third Parties; Oppositions.

8.4.1.	ISIS-FXIRx-2 [***] – Prior to Option Exercise. If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of ISIS-FXIRx-2 or [***] being researched or Developed under a New Drug Option Program with respect to which Bayer has not yet exercised its Option, Isis will have the first right, but not the obligation, to defend against any such Proceeding at its sole cost and expense. If Isis elects to defend against such Proceeding, then Isis will have the sole right to direct the defense and to elect whether to settle such claim. Bayer will reasonably assist Isis in defending such Proceeding and cooperate in any such litigation at the request and expense of Isis. Isis will provide Bayer with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 8.4, and Isis will keep Bayer apprised of the progress of such Proceeding. If Isis elects not to defend against such a Proceeding, then Isis will so notify Bayer in writing within [***] days after Isis first receives written notice of the initiation of such Proceeding, and Bayer will have the right, but not the obligation, to defend against such Proceeding at its sole cost and expense and thereafter Bayer will have the sole right to direct the defense thereof, including the right to settle such claim (but only with the prior written consent of Isis, which consent will not be unreasonably withheld, delayed or conditioned). In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 8.4. Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 8.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

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8.4.2.	Products Licensed to Bayer. If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of any Product being Developed or Commercialized by Bayer under this Agreement, then Bayer will have the first right, but not the obligation, to defend against any such Proceeding at its sole cost and expense. If Bayer elects to defend against such Proceeding, then Bayer will have the sole right to direct the defense and to elect whether to settle such claim. Isis will reasonably assist Bayer in defending such Proceeding and cooperate in any such litigation at Bayer’s request and expense. Bayer will provide Isis with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 8.4, and Bayer will keep Isis apprised of the progress of such Proceeding. If Bayer elects not to defend against a Proceeding, then Bayer will so notify Isis in writing within [***] days after Bayer first receives written notice of the initiation of such Proceeding, and Isis shall not have the right to defend against such a Proceeding unless Isis is a defendant under such Proceeding in which event Isis shall have the right to defend against such a Proceeding at its sole cost and expense. Thereafter, Isis will have the sole right to direct the defense of such Proceeding, including the right to settle such claim (but only with the prior written consent of Bayer, which consent will not be unreasonably withheld, delayed or conditioned). In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 8.4. Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 8.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

8.4.3.	Interferences, Reissues, Re-Examinations and Oppositions. If a Third Party initiates a Proceeding related to an interference, reissue, re-examination or opposition of an Isis Product-Specific Patent, Bayer will by written notice to Isis either (i) control the defense of such Proceeding at Bayer’s expense, or (ii) have Isis control the defense of such Proceeding at Bayer’s expense, provided if Bayer makes no such election within a reasonable period of time, then Isis will have the right, but not the obligation, to control the defense of such Proceeding and Isis and Bayer will evenly split the cost of such defense.

8.5.	Enforcement of Patents Against Competitive Infringement.

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8.5.1.	Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Product-Specific Patents by reason of the development, manufacture, use or commercialization of a product directed against the RNA that encodes an Exclusive Target (“Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available evidence of such Competitive Infringement; provided, however, that for cases of Competitive Infringement under Section 8.5.6 below, such written notice will be given within 10 days.

8.5.2.	Control of Competitive Infringement Proceedings. For any Competitive Infringement with respect to a particular Product for which Bayer is Developing or Commercializing under this Agreement, so long as part of such Proceeding Bayer also enforces any Orange Book Patents Controlled by Bayer being infringed that Cover the Product, then Bayer will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding to enforce the Isis Product-Specific Patents with respect thereto by counsel of its own choice at its own expense, and Isis will have the right, at its own expense, to be represented in that action by counsel of its own choice, however, Bayer will have the right to control such litigation. If Bayer fails to initiate a Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90-day extension to conclude negotiations, if Bayer has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), Isis will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and Bayer will have the right to be represented in any such action by counsel of its own choice at its own expense. Isis will at all times have the sole right to institute, prosecute, and control any Proceeding under this Section 8.5.2 to the extent involving Isis Core Technology Patents or Isis Manufacturing and Analytical Patents.

8.5.3.	Joinder; Cooperation.

(a)	If a Party initiates a Proceeding in accordance with this Section 8.5, the other Party agrees to be joined as a party plaintiff upon request of the first Party and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 8.5.4, each Party bears its own cost and expense incurred pursuant to this Section 8.5.3(a).

(b)	If one Party initiates a Proceeding in accordance with this Section 8.5.3, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

(c)	If a Third Party asserts in writing or in any legal proceeding that any of the Licensed Patents are unenforceable based on any term or condition of this Agreement, the Parties will amend this Agreement as may reasonably be required to effect the original intent of the Parties, including preserving the enforceability of such Licensed Patents.

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8.5.4.	Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 8.5 will be shared as follows:

(a)	the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b)	any remaining proceeds will be allocated [***]% to [***]% in favor of the Party initiating the Proceeding pursuant to Section 8.5.

8.5.5.	Settlement. Notwithstanding anything to the contrary in this ARTICLE 8, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 8 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Right Controlled by the other Party or admits any fault or liability on the part of the other Party without first obtaining the written consent of the Party that Controls the relevant Patent Right which shall not be unreasonably withheld, delayed or conditioned.

8.5.6.	35 USC 271(e)(2) Infringement. Notwithstanding anything to the contrary in this Section 8.5, solely with respect to Licensed Patents that have not been assigned to Bayer under this Agreement, for a Competitive Infringement under 35 USC 271(e)(2), the time period set forth in Section 8.5 during which a Party will have the initial right to bring a Proceeding will be shortened to a total of 25 days, so that, to the extent the other Party has the right, pursuant to such Section to initiate a Proceeding if the first Party does not initiate a Proceeding, such other Party will have such right if the first Party does not initiate a Proceeding within 25 days after such first Party’s receipt of written notice of such Competitive Infringement.

8.6.	Other Infringement.

8.6.1.	Jointly-Owned Program Patents. With respect to the infringement of a Jointly-Owned Program Patent, the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 8.6.1 will be shared as follows: (i) the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); (ii) (A) if the Parties jointly initiate a Proceeding pursuant to this Section 8.6.1, [***]; and (B) if only one Party initiates the Proceeding pursuant to this Section 8.6.1, any damages or other monetary awards will be allocated [***]% to [***]% in favor of the Party initiating the Proceeding pursuant to this Section 8.6.1.

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8.6.2.	Patents Solely Owned by Isis. Unless agreed otherwise between the Parties in this ARTICLE 8, Isis will retain all rights to pursue an infringement of any Patent Right solely owned by Isis and Isis will retain all recoveries with respect thereto.

8.6.3.	Patents Solely Owned by Bayer. Unless agreed otherwise between the Parties in this ARTICLE 8, Bayer will retain all rights to pursue an infringement of any Patent Right solely owned by Bayer and Bayer will retain all recoveries with respect thereto.

8.7.	Patent Listing. Bayer will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Orange Book Patents. Prior to such listings, the Parties will meet, through the Joint Patent Committee (or between the Parties if no Joint Patent Committee exists), to evaluate and identify all applicable Patent Rights, and Bayer will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the Joint Patent Committee (or the Parties) for any such listing. Notwithstanding the preceding sentence, Bayer will retain final decision-making authority as to the listing of all applicable Orange Book Patents for such Product (excluding Isis Core Technology Patents), regardless of which Party owns such Orange Book Patent.

8.8.	Joint Research Agreement under the Leahy-Smith America Invents Act. If a Party intends to invoke its rights under 35 U.S.C. § 102(c) of the Leahy-Smith America Invents Act, once agreed to by the other Party, it will notify the other Party and the Parties will use reasonable efforts to cooperate and coordinate their activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).

8.9.	Obligations to Third Parties. Notwithstanding any of the foregoing, each Party’s rights and obligations with respect to Licensed Technology under this ARTICLE 8 will be subject to the restrictions set forth in Section 5.1.7, provided, however, that, to the extent that Isis has a non-transferable right to prosecute, maintain or enforce any Patent Rights licensed to Bayer hereunder and, this Agreement purports to grant any such rights to Bayer, Isis will act in such regard with respect to such Patent Rights at Bayer’s direction.

8.10.	Additional Rights and Exceptions. Notwithstanding any provision of this ARTICLE 8, Isis retains the sole right to Prosecute and Maintain Isis Core Technology Patents and Isis Manufacturing and Analytical Patents during the Agreement Term and to control any enforcement of Isis Core Technology Patents and Isis Manufacturing and Analytical Patents, and will take the lead on such enforcement solely to the extent that the scope or validity of any Patent Rights Controlled by Isis and Covering the Isis Core Technology Patents or Isis Manufacturing and Analytical Patents is at risk.

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8.11.	Patent Term Extension. The Parties will cooperate with each other in gaining patent term extension for Isis Product-Specific Patents wherever applicable to a Product. After Bayer is granted the applicable license under Section 5.1 with respect to the applicable Isis Product-Specific Patents, Bayer will determine which such relevant Isis Product-Specific Patents will be extended.

8.12.	Rights in Bankruptcy. All rights and licenses granted under or pursuant to any Section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party will further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, will be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects in writing to continue, and continues, to perform all of its obligations under this Agreement.

8.13.	Patent Challenge. If, during the Agreement Term, with respect to rights to the Licensed Patents that are included in a license granted to Bayer under Section 5.1.1, Section 5.1.2 or Section 5.1.3, Bayer, its Affiliates or Sublicensees, in the United States or any other country:

(a)	commence or otherwise voluntarily determine to participate in (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) any action or proceeding, challenging or denying the enforceability or validity of any claim within an issued patent or patent application within such Licensed Patents, or

(b)	direct, support or actively assist any other Person (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) in bringing or prosecuting any action or proceeding challenging or denying the validity of any claim within an issued patent or patent application within such Licensed Patents, then, [***]. In addition, if Bayer, its Affiliates or Sublicensees take any of the actions described in clause (a) or clause (b) of this Section 8.13 and [***], Bayer will [***].

ARTICLE 9.
REPRESENTATIONS AND WARRANTIES

9.1.	Representations and Warranties of Both Parties. Each Party hereby represents and warrants as of both the Execution Date and the Effective Date to the other Party that:

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9.1.1.	it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and that it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

9.1.2.	this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity;

9.1.3.	all necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained;

9.1.4.	the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the certificate of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (b) do not conflict with, violate, or breach or constitute a default or require any consent not already obtained under, any contractual obligation or court or administrative order by which such Party is bound; and

9.1.5.	all employees, consultants, or (sub)contractors (except academic collaborators or Third Parties under material transfer agreements) of such Party or Affiliates performing development activities hereunder on behalf of such Party will be obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to such Party or Affiliate, respectively, as the sole owner thereof.

9.2.	Representations and Warranties of Isis. Isis hereby represents and warrants to Bayer as of the Execution Date and the Effective Date, that:

9.2.1.	Isis is the owner of, or otherwise has the right to grant all rights and licenses it purports to grant to Bayer with respect to the Licensed Technology under this Agreement for ISIS-FXIRx as it exists on the Execution Date and the Effective Date;

9.2.2.	all Licensed Patents that are owned by Isis (“Isis Owned Patents”) have been filed and maintained properly and correctly in all material respects;

9.2.3.	Isis has not previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to, the Licensed Technology (including by granting any covenant not to sue with respect thereto) in such a way as to make the representation set forth in Section 9.2.1 not true;

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9.2.4.	each of the Isis Owned Patents that are Isis Product-Specific Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent Right is issued or such application is pending;

9.2.5.	to Isis’ Knowledge, each of the Isis Owned Patents that are Isis Core Technology Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent Right is issued or such application is pending;

9.2.6.	Isis has not received any written claim alleging that any of the Licensed Technology is invalid or unenforceable, including any Isis Owned Patents required in order for Isis to perform the Isis Completion Activities;

9.2.7.	Isis has not received any written claim alleging that any of Isis’ activities relating to ISIS-FXIRx infringes any intellectual property rights of a Third Party;

9.2.8.	to Isis’ Knowledge, (i) the licenses granted to Isis under the Isis In-License Agreements are in full force and effect, (ii) Isis has not received any written notice, and is not aware, of any breach by any party to the Isis In-License Agreements, and (iii) Isis’ performance of its obligations under this Agreement (including the Strategic Plan as it exists on the Execution Date) will not constitute a breach of Isis’ obligations under the Isis In-License Agreements and the licenses granted to Isis thereunder;

9.2.9.	to Isis’ Knowledge, in respect of the pending United States patent applications included in the Isis Owned Patents, Isis has submitted all material prior art of which it is aware in accordance with the requirements of the United States Patent and Trademark Office;

9.2.10.	to Isis’ Knowledge, neither Isis nor its Affiliates owns or Controls any Patent Rights or Know How covering formulation or delivery technology as of the Execution Date or the Effective Date that would be necessary in order for Bayer to further Develop or Commercialize ISIS-FXIRx contemplated under the Strategic Plan as it exists on the Execution Date;

9.2.11.	except for the activities Isis is obligated to conduct under the Prior Agreements as in effect on the Execution Date and the Effective Date, Isis does not conduct any activities which would violate ARTICLE 4;

9.2.12.	to Isis’ Knowledge, Bayer’s performance of its rights and obligations under this Agreement does not infringe any of Isis’ or Third Party’s Patent Rights, Know-How or other intellectual property rights; provided, Bayer cannot assert a claim against Isis for breach of this Section 9.2.12 related to any Third Party Patent Rights Bayer has Knowledge of as of the Execution Date or the Effective Date;

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9.2.13.	all preclinical and clinical studies and trials conducted by Isis on ISIS-FXIRx, have been conducted in accordance with Applicable Law and, as applicable, GLP and GCP, and to Isis’ Knowledge no claim for injury, loss or damage has been initiated or received in respect of any such studies or trials; and

9.2.14.	to Isis’ Knowledge, Isis has not employed or otherwise used in any capacity the services of any person or entity debarred under Section 21 U.S.C. § 335a for purposes of conducting the preclinical and clinical studies and trials on ISIS-FXIRx.

9.3.	DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 9, BAYER AND ISIS MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND BAYER AND ISIS EACH SPECIFICALLY DISCLAIM ANY WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 10.
INDEMNIFICATION; INSURANCE

10.1.	Indemnification by Bayer. Bayer agrees to defend Isis, its Affiliates and their respective directors, officers, employees and their respective successors, heirs and assigns (collectively, the “Isis Indemnitees”), and will indemnify and hold harmless the Isis Indemnitees, from and against any liabilities, losses, costs, damages, fees or expenses payable to a Third Party, and reasonable attorneys’ fees and other legal expenses with respect thereto (collectively, “Losses”) arising out of any claim, action, lawsuit or other proceeding by a Third Party (collectively, “Third Party Claims”) brought against any Isis Indemnitee and resulting from or occurring as a result of: (a) any activities conducted by a Bayer employee, consultant, Affiliate, Sublicensee, or (sub)contractor in the performance of the activities Bayer agrees to perform under this Agreement, including, the Manufacture, Development or Commercialization of any Product, or (b) any breach by Bayer of any of its representations, warranties or covenants pursuant to this Agreement; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any Isis Indemnitee, (ii) any breach by Isis of any of its representations, warranties, covenants or obligations pursuant to this Agreement, or (iii) any breach of Applicable Law by any Isis Indemnitee.

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10.2.	Indemnification by Isis. Isis agrees to defend Bayer, its Affiliates and their respective directors, officers, employees and their respective successors, heirs and assigns (collectively, the “Bayer Indemnitees”), and will indemnify and hold harmless the Bayer Indemnitees, from and against any Losses arising out of Third Party Claims brought against any Bayer Indemnitee and resulting from or occurring as a result of: (a) any activities that an Isis employee, consultant, Affiliate, Sublicensee, or (sub)contractor has undertaken in respect of Products either prior to the Effective Date or outside the scope of this Agreement, or in the performance of the activities Isis agreed to perform under this Agreement, including, the Manufacture, Development or Commercialization of any Product or Discontinued Product, or (b) any breach by Isis of any of its representations, warranties or covenants pursuant to this Agreement; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any Bayer Indemnitee, (ii) any breach by Bayer of any of its representations, warranties, covenants or obligations pursuant to this Agreement, or (iii) any breach of Applicable Law by any Bayer Indemnitee.

10.3.	Procedure. If a Person entitled to indemnification under Section 10.1 or Section 10.2 (an “Indemnitee”) seeks such indemnification, such Indemnitee will inform the indemnifying Party in writing of a Third Party Claim as soon as reasonably practicable after such Indemnitee receives notice of such Third Party Claim; provided, however, that the failure to so notify the indemnifying Party shall not relieve the indemnifying Party of its obligations hereunder except to the extent such failure shall have actually materially prejudiced the indemnifying Party.

10.3.1.	Defense of Third Party Claim.

(a)	Control of the Defense.

(i)	If (y) both Parties are named as defendants in the Third Party Claim and at least one Party seeks indemnification hereunder, or (z) the Third Party Claim relates to a Product liability claim or a claim for the infringement of Third Party intellectual property by a Product, then, within 30 days after receipt of such notice, the Parties will use good faith efforts to mutually agree on which Party will assume control of the defense of such Third Party Claim. If the Parties cannot agree on which Party will assume such control, then Bayer will assume control of the defense of such Third Party Claim at Bayer’s expense. In all cases at the conclusion of the Third Party Claim, each Party will have the right to seek indemnification from the other Party, including the costs to defend such Third Party Claim, any damages awarded against the Parties from such Third Party Claim, or any settlements made in accordance with Section 10.3.2 from such Third Party Claim.

(ii)	Unless covered by Section 10.3.1(a)(i) above, if a Party is named as a defendant in the Third Party Claim and seeks indemnification hereunder, then, within thirty (30) days after receipt of such notice, the indemnifying Party may, upon written notice thereof to and prior written approval of the Indemnitee, assume control of the defense of the Third Party Claim. If the Indemnitee does not provide its written approval for the indemnifying Party to assume control of the defense of such Third Party Claim, then the indemnifying Party will be relieved of any obligation under this Agreement to indemnify and defend the Indemnitee for such Third Party Claim, unless both Parties agree in good faith after the final and binding decision of the court or other authority ruling upon such defense of the Third Party Claim, that such defense was duly conducted by the Indemnitee. If the indemnifying Party receives written approval from the Indemnitee to assume control of the defense but does not assume such control, then the Indemnitee shall control such defense and, at the conclusion of the Third Party Claim, will be entitled to recover from the other Party its defense costs, any damages awarded against such Indemnitee from such Third Party Claim, or any settlements made in accordance with Section 10.3.2 from such Third Party Claim.

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(b)	Participation and Cooperation. The Party not controlling any such defense hereunder may participate therein at its own expense. The Party controlling such defense shall keep the other Party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith reasonable recommendations made by the other Party with respect thereto. The Party not controlling such defense shall, and shall cause each of its Affiliates and each of their respective directors, officers and employees to reasonably cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include reasonable retention by such Party of records and information that are reasonably relevant to such Third Party Claim, and making such Party, its Affiliates and its and their respective directors, officers and employees available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the Party controlling the defense of such Third Party Claim shall reimburse the respective other Party for all of its related reasonable out-of-pocket expenses.

10.3.2.	Settlement of Third Party Claim. No Indemnitee shall agree to any settlement of any such Third Party Claim without the prior written consent of the indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned. The indemnifying Party shall not agree to any settlement of such Third Party Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnitee from all liability with respect thereto or that imposes any liability or obligation on the Indemnitee without the prior written consent of the Indemnitee which shall not be unreasonably withheld, conditioned or delayed.

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10.4.	Insurance.

10.4.1.	Isis’ Insurance Obligations. Isis will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement.

10.4.2.	Bayer’s Insurance Obligations. Bayer will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement in accordance with its internal insurance policy consistently applied.

10.5.	LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR (a) THIRD PARTY CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 10, (b) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT OR FRAUD UNDER THIS AGREEMENT, (c) A PARTY’S BREACH OF ARTICLE 4, (d) ISIS’ BREACH OF EXCLUSIVITY UNDER SECTION 5.1.1 THROUGH SECTION 5.1.3, (e) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 11.
TERM; TERMINATION

11.1.	Agreement Term; Expiration. This Section 11.1, ARTICLE 12 and ARTICLE 13 of this Agreement shall become effective on the Execution Date and the remainder of the Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 11, will continue in full force and effect until the expiration of all payment obligations under this Agreement with respect to the last Product (or Discontinued Product) in all countries. The period from the Effective Date until the date of expiration or earlier termination of this Agreement pursuant to this ARTICLE 11 is the “Agreement Term”. If the antitrust clearance required for ISIS-FXIRx in accordance with Section 13.6 is not obtained by December 31, 2015 this Agreement, including this Section 11.1, ARTICLE 12 and ARTICLE 13 shall automatically expire.

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11.2.	Termination of the Agreement.

11.2.1.	Bayer’s Termination for Convenience. At any time following payment by Bayer of the payment under Section 7.1, subject to Sections 11.3.1, 11.3.2 and 11.3.3 below, Bayer may terminate this Agreement on a Product-by-Product basis for convenience by providing [***] days written notice to Isis of such termination; provided however, that for purposes of this ARTICLE 11 ISIS-FXIRx and ISIS-FXIRx-2 together shall constitute a Product and [***] shall constitute the other Product.

11.2.2.	Termination for Material Breach.

(a)	Bayer’s Right to Terminate for Material Breach. If Isis is in material breach of this Agreement (including with respect to a failure to use Commercially Reasonable Efforts under ARTICLE 1 or ARTICLE 2), then Bayer may deliver notice of such material breach to Isis. If the breach is curable, Isis will have [***] days to cure such breach. If Isis fails to cure such breach within the [***] day period (or during a longer period of time if such breach is not reasonably curable within such [***]-day period, so long as Isis is pursuing a cure in good faith), or if the breach is not subject to cure, Bayer may terminate this Agreement in its entirety if such breach relates to this Agreement in its entirety, or in relevant part as such breach relates to the applicable Product, by providing written notice to Isis.

(b)	Isis’ Right to Terminate for Material Breach. If Bayer is in material breach of this Agreement (including with respect to a failure to use Commercially Reasonable Efforts under ARTICLE 1 or ARTICLE 2), then Isis may deliver notice of such material breach to Bayer. If the breach is curable, Bayer will have [***] days to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] days following such notice). If Bayer fails to cure such breach within the [***] day (or during a longer period of time if such breach is not reasonably curable within such [***]-day period, so long as Bayer is pursuing a cure in good faith) or [***] day period, as applicable, or if the breach is not subject to cure, Isis may terminate this Agreement in its entirety if such breach relates to this Agreement in its entirety, or in relevant part as such breach relates to the applicable Product, by providing written notice to Bayer.

11.2.3.	Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 11.2.2 disputes the existence, materiality, or failure to cure of any such breach, and provides notice to the Non-Breaching Party of such dispute within such [***]-day or [***]-day period (as applicable), the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 11.2.2, unless and until it has been determined in accordance with Section 13.1 that this Agreement was materially breached by the Breaching Party and the Breaching Party fails to cure such breach within [***] days (or during a longer period of time if such breach is not reasonably curable within such [***]-day period, so long as the Non-Breaching Party is pursuing a cure in good faith) following such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder, including satisfying any payment obligations. In addition, the fact that Bayer is conducting its activities in accordance with the Strategic Plan is not in and of itself dispositive of whether Bayer is or is not using Commercially Reasonable Efforts under this Agreement.

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11.2.4.	Termination for Insolvency. Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; or if the other Party proposes a written agreement of composition or extension of substantially all of its debts; or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within 90 days after the filing thereof; or if the other Party will propose or be a party to any dissolution or liquidation; or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors. Notwithstanding any further rights under Applicable Law, upon written request of the other Party, the Party filing for bankruptcy, insolvency or a similar proceeding as set forth in this Section 11.2.4 shall promptly provide to such other Party all information and documents necessary to prosecute, maintain and enjoy its rights under the terms of this Agreement.

11.3.	Consequences of Expiration or Termination of this Agreement.

11.3.1.	Consequences of Termination of this Agreement. If this Agreement is terminated by a Party in accordance with this ARTICLE 11 in its entirety or on a Product-by-Product basis at any time and for any reason, the following terms will apply to any such termination, but only to the extent of any such termination (i.e., related to a Product or in its entirety):

(a)	Licenses. Unless otherwise agreed in writing by the Parties, the licenses granted by Isis to Bayer under this Agreement will terminate and Bayer, its Affiliates and Sublicensees will cease selling Products.

(b)	Options. Bayer’s Option will terminate with respect to any terminated New Drug Option Program.

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(c)	Exclusivity. Unless otherwise agreed in writing by the Parties, neither Party will have any further obligations under Section 4.1 of this Agreement.

(d)	Development Candidate Identification Plans. Neither Party will have any further obligations with respect to the terminated Development Candidate Identification Plan(s).

(e)	Return of Information and Materials. The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

(f)	Return of IND and Documentation. Bayer will transfer to Isis the IND together with all necessary documentation and information, and will take all necessary actions in relation thereto to affect such transfer.

(g)	Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement. For purposes of clarification, milestone payments under ARTICLE 7 which are achieved before the effective date of termination, accrue as of the date the applicable milestone event is achieved even if the payment is not due at that time. Notwithstanding the foregoing, solely with respect to the Completion of the CS IV Study, if Bayer delivers a notice of termination to Isis under Section 11.2.1 within 45 days after the date Isis delivered the Completion Notice to Bayer regarding Completion of the CS IV Study, then the milestone payment for such milestone event will not be due.

(h)	Survival. The following provisions of this Agreement will survive the expiration or earlier termination of this Agreement: Section 2.5 (Expiration of New Drug Option Program Term); Section 4.1.2 (Isis-Products); Section 5.1.4(d) (Effect of Termination on Sublicenses); Section 5.1.5 (Consequences of Natural Expiration of this Agreement); Section 5.1.8(b) (Trademark and Domain Names); Section 5.2.4, Section 5.5 (Cross-Licenses Under Program Technology); Section 6.6(c) (The Isis Internal ASO Safety Database), Section 7.14.6 (Records Retention), Section 7.15 (Audits), Section 7.16 (Taxes), Section 8.1.1 (Isis Technology and Bayer Technology), Section 8.1.2 (Agreement Technology), Section 8.12 (Rights in Bankruptcy), Section 11.2.4 (Termination for Insolvency); Section 11.3 (Consequences of Expiration or Termination of this Agreement); ARTICLE 10 (Indemnification; Insurance); ARTICLE 12 (Confidentiality), ARTICLE 13 (Miscellaneous); and Appendix 1 (to the extent definitions are embodied in the foregoing listed Articles and Sections).

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11.3.2.	Special Consequences of Certain Terminations. If (A) Bayer terminates this Agreement under Section 11.2.1 (Bayer’s Termination for Convenience) or (B) Isis terminates this Agreement under Section 11.2.2(b) (Isis’ Right to Terminate for Material Breach) or Section 11.2.4 (Termination for Insolvency), then, in addition to the terms set forth in Section 11.3.1 (Consequences of Termination of this Agreement), the following additional terms will also apply:

(i)	Bayer will and hereby does grant to Isis a sublicensable, worldwide, non-exclusive license or sublicense, as the case may be, under all Bayer Technology Controlled by Bayer as of the effective date of such termination that Covers the Discontinued Product solely as necessary to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Discontinued Product;

(ii)	Bayer will negotiate with Isis in good faith about a sublicensable, worldwide, non-exclusive license or sublicense, as the case may be, under all Bayer Technology Controlled by Bayer as of the effective date of such termination that Covers any [***] used with the Discontinued Product solely as necessary to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Discontinued Product. In addition, upon Isis’ written request, Bayer will provide Isis with an introduction to any Third Party from which Bayer was sourcing any such [***] used with the Discontinued Product and will not interfere with Isis’ or such Third Party’s efforts to enter into a license to such a [***] (which will include Bayer releasing such Third Party from any exclusivity Bayer has with such Third Party to the extent necessary for Isis to obtain such a license);

(iii)	Bayer will assign back to Isis any Patent Rights that relate to the Discontinued Product previously assigned by Isis to Bayer under this Agreement;

(iv)	Bayer will transfer to Isis for use with respect to the Development and Commercialization of the Discontinued Product, any Know-How, data, results, regulatory information, filings (including the IND), and files in the possession of Bayer as of the date of such termination or reversion that relate solely to such Discontinued Product, and any other information or material specified in Section 5.4;

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(v)	Bayer will provide Isis with copies of any internal or external market research reports and other market research documentation if related to Product;

(vi)	Bayer will [***] on a non-exclusive, license under any Trademark that is specific to a Discontinued Product solely for use with such Discontinued Product; provided, however, that in no event will Bayer have any obligation to license to Isis any Trademark used by Bayer in connection with the Product or any other trademarks of Bayer, including any Bayer Marks;

(vii)	Isis will control and be responsible for all aspects of the Prosecution and Maintenance of all Jointly-Owned Program Patents, and Bayer will provide Isis with (and will instruct its counsel to provide Isis with) all reasonably required information and records in Bayer’s and its counsel’s possession related to the Prosecution and Maintenance of such Jointly-Owned Program Patents; and

(viii)	upon Isis’ written request pursuant to a mutually agreed supply agreement, Bayer will sell to Isis any bulk API and Finished Drug Product in Bayer’s possession related to the Discontinued Products that are the subject of the termination at the time of such termination, at a price equal to [***] at the time such material is requested by Isis.

11.3.3.	Termination of Entire Agreement if there is only one Product. Notwithstanding any provision to the contrary in this ARTICLE 11, if at the time a notice of termination is delivered under this ARTICLE 11 (i) there is only one license in effect under Section 5.1.1, Section 5.1.2 or Section 5.1.3 to a Product, and (ii) Isis is not obligated to conduct any drug discovery activities pursuant to a New Drug Option Programs under ARTICLE 2, then such termination notice will terminate this Agreement in its entirety (including any and all of Bayer’s unexercised Options).

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ARTICLE 12.
CONFIDENTIALITY

12.1.	Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for five years thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information disclosed by the other Party or its Affiliates (the “Disclosing Party”).

12.2.	Prior Confidentiality Agreement Superseded. As of the Effective Date, this Agreement supersedes the Amended and Restated Mutual Confidential Disclosure Agreement executed by Isis and Bayer on August 17, 2012 (including any and all amendments thereto). All information exchanged between the Parties under such Confidential Disclosure Agreement will be deemed Confidential Information hereunder and will be subject to the terms of this ARTICLE 12.

12.3.	Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose to Third Parties Confidential Information of the Disclosing Party as follows: (i) solely in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement under confidentiality provisions no less restrictive than those in this Agreement, and (ii) to the extent reasonably necessary to file or prosecute patent, copyright and trademark applications (subject to Section 12.4 below), complying with applicable governmental regulations, obtaining Approvals, conducting Pre-Clinical Studies or Clinical Studies, marketing the Product, or as otherwise required by applicable law, regulation, rule or legal process (including the rules of the SEC and any stock exchange); provided, however, that if a Receiving Party or any of its Affiliates is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the Disclosing Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) on a need-to-know basis, in communication with actual or potential lenders, investors, consultants, or professional advisors, in each case under confidentiality provisions no less restrictive than those of this Agreement; (iv) to the extent such disclosure is required to comply with existing expressly stated contractual obligations owed to such Party’s or its Affiliates’ licensor with respect to any intellectual property licensed to the other Party under this Agreement; or (v) as mutually agreed to in writing by the Parties.

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12.4.	Press Release; Publications; Disclosure of Agreement.

12.4.1.	Announcement of Transaction. On or promptly after each of the Execution Date and the Effective Date, the Parties will issue a public announcement of the execution of this Agreement in form and substance mutually agreed by the Parties.

12.4.2.	Other Disclosures. Except to the extent required to comply with applicable law, regulation, rule or legal process or as otherwise permitted in accordance with this Section 12.4, neither Party nor such Party’s Affiliates will make any public announcements, press releases or other public disclosures concerning a Product, a New Drug Option Program, this Agreement or the terms or the subject matter hereof without the prior written consent of the other, which will not be unreasonably withheld, conditioned or delayed.

12.4.3.	Use of Name. Except as set forth in Section 12.4.8, neither Party will use the other Party’s name in a press release or other publication without first obtaining the prior consent of the Party to be named.

12.4.4.	Notice of Significant Events; Disclosure of Information Related to Products. Each Party will immediately notify (and provide as much advance notice as possible, but at a minimum two Business Days advance notice to) the other Party of any event materially related to a Product (including in such notice any disclosure of the starting, stopping or clinical hold of a Clinical Study, clinical data or results, material regulatory discussions, filings or Approval or Bayer’s sales projections related to a Product) so the Parties may analyze the need for or desirability of publicly disclosing or reporting such event. If Bayer intends to make a press release or similar public communication disclosing material information regarding a Product licensed by Bayer hereunder, including starting, stopping or clinical hold of a Clinical Study, clinical data or results, material regulatory discussions, filings, Approval or Bayer’s sales projections related to a Product) (i) Bayer will submit such proposed communication to Isis for review at least two Business Days in advance of such proposed public disclosure, (ii) Isis will have the right to review and recommend changes to such communication, and (iii) Bayer will in good faith consider any changes that are timely recommended by Isis.

12.4.5.	Scientific or Clinical Presentations. The Parties agree to use Commercially Reasonable Efforts to control public scientific disclosures of results of the Development activities under this Agreement to prevent any potential adverse effect of any premature public disclosure of such results. Each Party will first submit to the other Party an early draft of all such publications or presentations, whether they are to be presented orally or in written form, at least 14 days prior to submission for publication including to facilitate the publication of any summaries of Clinical Studies data and results as required on the clinical trial registry of each respective Party. Each Party will review such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of inventions arising under this Agreement. If, during such 14 day period, the other Party informs such Party that its proposed publication contains Confidential Information the Parties shall discuss the matter in good faith and use Commercially Reasonable Efforts to resolve the matter. If at any time during such 14-day period, the other Party informs such Party that its proposed publication discloses inventions made by either Party under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party will either (i) delay such proposed publication for up to 60 days from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved or (ii) remove the identified disclosures prior to publication. Nothing in this Section 12.4.5 shall be construed to restrict the right of an academic collaborator to publish clinical trial data in accordance with good publication practices or guidelines.

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12.4.6.	SEC Filings. Each Party will give the other Party a reasonable opportunity to review all material filings with the SEC describing the terms of this Agreement prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing.

12.4.7.	Subsequent Disclosure. Notwithstanding the foregoing, to the extent information regarding this Agreement or a Product has already been publicly disclosed, either Party (or its Affiliates) may subsequently disclose the same information to the public without the consent of the other Party.

12.4.8.	Acknowledgment. Bayer will acknowledge in any press release, public presentation or publication regarding a Product, Isis’ role in discovering and developing the Product, that the Product is under license from Isis and otherwise acknowledge Isis’ contributions, and Isis’ stock ticker symbol (Nasdaq: ISIS). Isis may include the Product (and identify Bayer as its partner for the Product) in Isis’ drug pipeline.

ARTICLE 13.
MISCELLANEOUS

13.1.	Dispute Resolution.

13.1.1.	General. The Parties recognize that a dispute may arise relating to this Agreement (“Dispute”). Except as set forth in Sections 1.3.2, 7.11.3(c), 8.1.3(b) and 13.1.5, any Dispute between the Parties or its Affiliates will be resolved in accordance with this Section 13.1.

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13.1.2.	Continuance of Rights and Obligations during Pendency of Dispute Resolution. If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under ARTICLE 11, all rights and obligations of the Parties will continue until such time as any Dispute has been resolved in accordance with the provisions of this Section 13.1.

13.1.3.	Escalation. Subject to Section 13.1.5, any claim, Dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement will be referred to the Head of Development of Bayer Healthcare prior to FDA Approval of a Product and to the Head of the Bayer Pharmaceutical’s Business after FDA Approval of a Product and to the Chief Operating Officer of Isis (the “Executives”) for attempted resolution. If the Executives are unable to resolve such Dispute within 30 days of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute will be subject to arbitration in accordance with Section 13.1.4, except as expressly set forth in Section 13.1.5 or Section 13.3.

13.1.4.	Arbitration.

(a)	If the Parties fail to resolve the Dispute through Escalation, and a Party desires to pursue resolution of the Dispute, any Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a panel of three arbitrators appointed in accordance with said Rules, provided however, that the third arbitrator, who will act as president of the arbitral tribunal, shall not be appointed by the International Court of Arbitration, but by the two arbitrators which have been appointed by either of the Parties in accordance with Article 12 para 4 of said Rules.

(b)	The place of arbitration shall be New York, New York and the language to be used in any such proceeding (and for all testimony, evidence and written documentation) shall be English. The IBA Rules on the Taking of Evidence in International Arbitration shall apply on any evidence to be taken up in the arbitration.

(c)	Without limiting any other remedies that may be available under law, the arbitrators shall have no authority to award consequential damages not permitted to be recovered pursuant to Section 10.5. The Parties agree to select the arbitrator(s) within 45 days of initiation of the arbitration. The hearing will be concluded within six months after selection of the arbitrator(s) and the award will be rendered within 60 days of the conclusion of the hearing, or of any post hearing briefing, which briefing will be completed by both Parties within 45 days after the conclusion of the hearing. If the Parties cannot agree upon a schedule, then the arbitrator(s) will set the Schedule following the time limits set forth above as closely as practical.

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(d)	If the arbitration proceedings have been initiated under this Section 13.1.4 in order to fully or partially terminate this Agreement in accordance with Section 11.2.2 for material breach, both Parties shall – during the pendency of the arbitration proceedings – strive to find an amicable solution to resolve the Dispute with the support of the arbitrators. If through such process Isis and Bayer agree to a remediation plan and to a failure remedy that will apply if such breach is not cured (which may include the non-breaching Party’s right to terminate this Agreement upon written notice to the breaching Party), then if the breaching Party subsequently materially fails to execute such plan within 90 days after the conclusion of the remediation plan (or during a longer period of time if such breach is not reasonably curable within such 90-day period, so long as the breaching Party is pursuing a cure in good faith) the non-breaching Party will have the right to exercise and receive the applicable failure remedy. In such case the Parties will mutually terminate the pending arbitration procedure and, so long as the non-breaching Party has received the applicable failure remedy, the non-breaching Party shall not be entitled to reinitiate the arbitration proceedings to seek the full or partial termination of this Agreement on the same or essentially the same facts.

(e)	EXCEPT IN THE CASE OF COURT ACTIONS PERMITTED BY SECTION 13.1.5 AND FOR CLAIMS NOT SUBJECT TO ARBITRATION PURSUANT TO SECTION 13.1.4 AS SET FORTH IN SECTION 13.1.5, EACH PARTY HERETO WAIVES: (1) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, (2) WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, ANY CLAIM TO PUNITIVE, EXEMPLARY, MULTIPLIED, INDIRECT, CONSEQUENTIAL OR LOST PROFITS/REVENUES DAMAGES, AND (3) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

(f)	Each Party will bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the arbitrators; provided, however, the arbitrators will be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the administrators and the arbitrators.

13.1.5.	Injunctive Relief; Court Actions. Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek from any court of competent jurisdiction, in addition to any other remedy it may have at law or in equity, injunctive or other equitable relief in the event of an actual or threatened breach of this Agreement by the other Party, without the posting of any bond or other security, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. The Parties agree that in the event of a threatened or actual material breach of this Agreement injunctive or equitable relief may be an appropriate remedy. In addition, except as set forth otherwise in Section 7.11.3(c) and Section 8.1.3(b) either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patent Rights or other intellectual property rights, and no such claim will be subject to arbitration pursuant to Section 13.1.4.

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13.2.	Governing Law; Jurisdiction; Venue; Service of Process. This Agreement and any Dispute will be governed by and construed and enforced in accordance with the laws of the State of New York, U.S.A., without reference to conflicts of laws principles.

13.3.	Recovery of Losses. Neither Party will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Party has already recovered Losses with respect to such matter pursuant to other provisions of this Agreement (including recoveries under Section 10.1 or Section 10.2, and the offset under Sections 7.11.3(b) and 7.14.2(b)). Except for the offset and credits explicitly set forth in Section 7.15, and Sections 7.11.3(b) and 7.14.2(b), a final and binding decision of the arbitrators in accordance with Section 13.1.4 or by the court of competent jurisdiction in accordance with Section 13.1.5 neither Party will have the right to set off any amount it is owed or believes it is owed against payments due or payable to the other Party under this Agreement.

13.4.	Assignment and Successors. Neither this Agreement nor any obligation, of a Party hereunder may be assigned by either Party without the consent of the other, which will not be unreasonably withheld, delayed or conditioned, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, without the other Party's consent, to any of its Affiliates, to any purchaser of all or substantially all of its assets or all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction subject to Section 13.5.1. In addition, Isis may assign or transfer its rights to receive payments under this Agreement (but no liabilities), without Bayer’s consent, to an Affiliate or to a Third Party in connection with a payment factoring transaction. Unless explicitly agreed otherwise in writing between the Parties, if any assignment of this Agreement or of any rights or obligations under this Agreement results in [***]. Any purported assignment or transfer made in contravention of this Section 13.4 will be null and void. This Section 13.4 shall apply to the assignment of Licensed Technology mutatis mutandis.

13.5.	Change of Control Events.

13.5.1.	Change of Control Event Involving Bayer. Bayer will provide written notice to Isis within [***] days following the closing of a Change of Control Event involving Bayer, and such notice will identify the Third Party acquiring company (the “Bayer-Acquirer”) and the contact information of the person at the Bayer-Acquirer with whom Isis will work to schedule meetings between the Bayer-Acquirer and Isis. Within [***] days following the closing of such Change of Control Event, Bayer will meet with Isis at a mutually agreed date and time at Isis’ facilities to discuss any possible impacts of the Change of Control Event for this Agreement.

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13.5.2.	Change of Control Event Involving Isis. Isis will provide written notice to Bayer within [***] days following the closing of a Change of Control Event involving Isis, and such notice will identify the Third Party acquiring company (the “Isis-Acquirer”) and the contact information of the person at the Isis-Acquirer with whom Bayer will work to schedule meetings between the Isis-Acquirer and Bayer. If a Change of Control Event occurs involving Isis and the Isis-Acquirer that, at the time of the close of such Change of Control Event, is developing in human clinical trials or commercializing an antithrombotic product that competes or may compete with a Product (“Competing Product”) or, at any time during the Agreement Term after the closing of such Change of Control Event, develops, commercializes or acquires a Competing Product and such Isis-Acquirer has not, within [***] months of either (i) the closing of the Change of Control Event if the Competing Product is being developed in human clinical trials or commercialized as of such closing date or (ii) the date of first development, commercialization or acquisition of such Competing Product (the “Divestiture Period”) divested itself of the Competing Product, or terminated development and commercialization of such Competing Product, [***].

13.6.	Antitrust Filing.

13.6.1.	Each Party agrees to prepare and make or cause to be prepared and made appropriate filings under the HSR Act and any other antitrust requirements relating to this Agreement and the transactions contemplated under this Agreement within 10 Business Days after the Execution Date. Each of the Parties agrees to cooperate in the antitrust clearance process, including by furnishing to the other Party such necessary information and reasonable assistance as the other Party may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and other antitrust requirements, and to furnish promptly with the United States Federal Trade Commission (“FTC”), the Antitrust Division of the United States Department of Justice (“DOJ”) and any other antitrust authority, any information reasonably requested by them in connection with such filings. Each Party shall furnish copies (subject to reasonable redactions for privilege or confidentiality concerns) of, and shall otherwise keep the other Party apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, DOJ and any other antitrust authority, and shall comply promptly with any such inquiry or request. Each Party shall give the other Party the opportunity to review in advance, and shall consider in good faith the other Party’s reasonable comments in connection with any proposed filing or communication with the FTC, DOJ or any other antitrust authority. Each Party shall consult with the other Party, to the extent practicable, in advance of participating in any substantive meeting or discussion with the FTC, the DOJ or any other antitrust authority with respect to any filings, investigation or inquiry and, to the extent permitted by such antitrust authority, give the other Party to the opportunity to attend and participate thereat. Neither Party shall withdraw its filing under the HSR Act or agree to delay the Effective Date without the prior written consent of the other Party. The Parties’ rights and obligations hereunder apply only in so far as they relate to the Agreement and to the transactions contemplated under the Agreement.

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13.6.2.	Each Party shall use Commercially Reasonable Efforts to obtain the expiration or early termination of the HSR Act and any other clearance required under other antitrust requirements relating to the Agreement and the transactions contemplated under the Agreement. Commercially Reasonable Efforts as used in this Section 13.6.2 shall not include proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, (a) the sale, divestiture, disposition, licensing or sublicensing of any of a Party’s or its Affiliates’ assets, properties or businesses, (b) behavioral limitations, conduct restrictions or commitments with respect to such assets, properties or business, or of any of the rights or obligations of a Party under this Agreement, or (c) defending through litigation any claim asserted in court by any party that would restrain, prevent or delay the Effective Date.

(i)	Other than the provisions of Sections 11.1, ARTICLE 12 and ARTICLE 13 which shall apply as of the Execution Date, the rights and obligations of the Parties under this Agreement shall not become effective until the waiting period under the HSR Act has been terminated or expired, or any other timeline required by another antitrust authority and there is no proceeding, order, injunction or judgment relating thereto, pending before any governmental authority in which it is sought to restrain or prohibit the transaction(s) contemplated hereby. Upon the occurrence of the Effective Date, all other provisions of the Agreement shall become effective automatically without the need for further action by the Parties.

13.6.3.	Each Party shall be responsible for its fees and costs associated with the preparation and submission of any required notification and report form under the HSR Act (or to any other antitrust authority), and the provision of any supplemental information to the FTC, DOJ or other antitrust authority, including any legal fees incurred by such Party in connection with such Party’s obligations pursuant to this Section 13.6.

13.7.	Force Majeure. No Party will be held responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure means a cause beyond the reasonable control of a Party, which may include acts of God, war, terrorism, civil commotion, fire, flood, earthquake, tornado, tsunami, explosion or storm; pandemic; epidemic and failure of public utilities or common carriers. In such event the Party so failing or delaying will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of 90 days, after which time the Parties will negotiate in good faith any permanent or transitory modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and executes such plan within such timeframe. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

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13.8.	Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Isis, addressed to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: Chief Operating Officer
Fax: 760-918-3592

with a copy to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: General Counsel
Fax: 760-268-4922

If to Bayer, addressed to:	Bayer Pharma AG
Muellerstrasse 178
13353 Berlin
Attention: Head of Strategic Marketing General Medicine
Fax: +49 30 468 14086

with a copy to:	Bayer Pharma AG
Muellerstrasse 178
13353 Berlin
Attention: General Counsel
Fax: +49 30 468 14086

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or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service.

13.9.	Export Clause. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

13.10.	Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

13.11.	Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.12.	Entire Agreement; Modifications. This Agreement (including the attached Appendices and Schedules) sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.13.	Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party, and neither Party will represent that it has such authority.

13.14.	Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit, Appendix or Schedule means a Section of, or Schedule or exhibit or Appendix to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “shall” and “will” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (g) unless otherwise specified, “$” is in reference to United States dollars, and (h) the headings contained in this Agreement, in any exhibit or Appendix or Schedule to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

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13.15.	Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees will be maintained in accordance with their respective Applicable Law.

13.16.	Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

13.17.	Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

13.18.	Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Schedule or Appendix hereto, the terms of this Agreement will apply. The Parties understand and agree that the Appendices identifying the Licensed Technology are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Agreement Term, as appropriate and in accordance with the provisions of this Agreement.

13.19.	Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

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13.20.	Compliance with Laws. Each Party will, and will ensure that its Affiliates will, comply with all relevant laws and regulations in exercising its rights and fulfilling its obligations under this Agreement.

13.21.	Debarment. Neither Party is debarred under the United States Federal Food, Drug and Cosmetic Act or comparable Applicable Laws and it does not, and will not during the Agreement Term, employ or use the services of any person or entity that is debarred, in connection with the Development, Manufacture or Commercialization of the Products. If either Party becomes aware of the debarment or threatened debarment of any person or entity providing services to such Party, including the Party itself and its Affiliates, which directly or indirectly relate to activities under this Agreement, the other Party will be immediately notified in writing.

13.22.	Remedies at Law. Without limiting Section 13.3 and except as expressly stated in this Agreement the rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Execution Date.

BAYER PHARMA AG

By:	/s/ Dieter Weinand

Name:	Dieter Weinand

Title:	Chief Executive Officer

By:	/s/ Sebastian Guth

Name:	Sebastian Guth

Title:	Head of Strategic Marketing General Medicine

Signature Page to License Agreement

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Execution Date.

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name: B. Lynne Parshall
Title: Chief Operating Officer

Signature Page to License Agreement

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List of Appendices and Schedules

Appendix 1 – Definitions

Appendix 2 – Initial Strategic Plan

Appendix 3 – Isis’ Development Candidate Checklist and Bayer’s Development Candidate Guidelines

Appendix 4 – Isis In-License Agreements

Appendix 5 – Isis Core Technology Patents

Appendix 6 – Isis Manufacturing and Analytical Patents

Appendix 7 – Isis Product-Specific Patents

Appendix 8 – Prior Agreements

Appendix 9 – Isis’ Fully Absorbed Cost of Good Methodology

Appendix 10 – Bayer’s Costs of Goods Sold

Schedule 1.3.2 – Expedited Resolution of Strategic Plan Material Changes Disputes

Schedule 1.6.2 – Bayer’s Development and Commercialization Activities

Schedule 1.7 – Isis Completion Activities

Schedule 1.9.2(a) – Terms for Supply of API, Finished Drug Product and Packaged Clinical Study Materials

Schedule 3.1 – Alliance Management Activities

Schedule 7.9.3(e) – Royalty Calculation Examples

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Appendix 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

“Additional Core IP” means Third Party intellectual property that is necessary to [***]. For clarity, Additional Core IP does not include any Patent Rights claiming (or intellectual property related to) [***].

“Additional Indication” means any indication in addition to the First Indication.

“Affiliate” of an entity means any corporation, firm, partnership or other entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Party to this Agreement. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity. For clarity, Regulus Therapeutics Inc. will not be deemed an “Affiliate” of Isis for the purposes of this Agreement under any circumstances.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Agreement Term” has the meaning set forth in Section 11.1.

“Alliance Manager” has the meaning set forth in Section 3.1.

“Annual” or “Annually” means the period covering a Calendar Year or occurring once per Calendar Year, as the context requires.

“API” means the bulk active pharmaceutical ingredient manufactured in accordance with cGMP (unless expressly stated otherwise) for a Product. The quantity of API will be the as-is gross mass of the API after lyophilization (i.e., including such amounts of water, impurities, salt, heavy, metals, etc. within the limits set forth in the API specifications).

“Applicable Law” or “Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

“Approval” means approval sufficient for the manufacture, distribution, use, marketing and sale of such Product in such jurisdiction in accordance with Applicable Laws.

“ASO” means a single-stranded or double-stranded oligonucleotide compound, or analog, variant, mimic, or mimetic thereof, having a sequence that is at least six bases long and is designed to hybridize to a nucleic acid transcript via the binding, partially or wholly, of such compound to the nucleic acid transcript.

“Audit Report” has the meaning set forth in Section 7.15.

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 “Average Regional Price” has the meaning set forth in Section 7.9.2(b).

“Average U.S. Price” has the meaning set forth in Section 7.9.2(b).

“Bankruptcy Code” has the meaning set forth in Section 8.12.

“Bayer” has the meaning set forth in the Preamble of this Agreement.

“Bayer-Acquirer” has the meaning set forth in Section 13.5.1.

“Bayer Base Royalty Rate” has the meaning set forth in Section 7.9.1.

“Bayer’s Cost of Goods Sold” has the meaning set forth in Appendix 10.

“Bayer Excluded Indication” has the meaning set forth in Section 5.5.1.

“Bayer Indemnitees” has the meaning set forth in Section 10.2.

“Bayer Know-How” means any Know-How owned, used, developed by, or licensed to Bayer or its Affiliates, in each case to the extent Controlled by Bayer or its Affiliates on the Effective Date or at any time during the Agreement Term, but specifically excluding the Bayer Program Know-How.

“Bayer Marks” means any proprietary Bayer name, logotype, Trade Dress (including the name “Bayer” and the “Bayer Cross”) other than the Trademark.

“Bayer Opt-In Technology” has the meaning set forth in Section 2.2.2.

“Bayer Patents” means any Patent Rights included in the Bayer Technology.

“Bayer Product-Specific Patents” means all Product-Specific Patents owned, used, developed by, or licensed to Bayer or its Affiliates, in each case to the extent Controlled by Bayer or its Affiliates on the Effective Date or at any time during the Agreement Term.

“Bayer Program Know-How” has the meaning set forth in Section 8.1.2.

“Bayer Program Patents” has the meaning set forth in Section 8.1.2.

“Bayer Program Technology” has the meaning set forth in Section 8.1.2.

“Bayer-Prosecuted Patents” has the meaning set forth in Section 8.2.3(b).

“Bayer Supported Pass-Through Costs” means [***].

“Bayer Technology” means the Bayer Program Technology, Bayer’s interest in Jointly-Owned Program Technology, Bayer Product-Specific Patents, owned, used, developed by, or licensed to Bayer or its Affiliates that are necessary or useful to Develop, register, Manufacture or Commercialize a Product.

“Breaching Party” means the Party that is believed by the Non-Breaching Party to be in material breach of this Agreement.

“Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York, Berlin, Germany and Leverkusen, Germany are open for business.

“Calendar Quarter” means a period of three consecutive months ending on the last day of March, June, September, or December, respectively, and will also include the period beginning on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date falls.

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 “Calendar Year” means a year beginning on January 1 (or, with respect to 2015, the Effective Date) and ending on December 31.

“Carryover Development Candidate” has the meaning set forth in Section 2.5.2.

“Carryover Option” has the meaning set forth in Section 2.5.2.

“Carryover Option Deadline” has the meaning set forth in Section 2.5.2.

“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

“Change of Control Event” means any (a) direct or indirect acquisition of all or substantially all of the assets of a Party, (b) direct or indirect acquisition by a Person, or group of Persons acting in concert, of 50% or more of the voting equity interests of a Party, (c) tender offer or exchange offer that results in any Person, or group of Persons acting in concert, beneficially owning 50% or more of the voting equity interests of a Party, or (d) merger, consolidation, other business combination or similar transaction involving a Party, pursuant to which any Person owns all or substantially all of the consolidated assets, net revenues or net income of such Party, taken as a whole, or which results in the holders of the voting equity interests of such Party immediately prior to such merger, consolidation, business combination or similar transaction ceasing to hold 50% or more of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, other business combination or similar transaction, in all cases where such transaction is to be entered into with any Person other than Isis, Bayer or their respective Affiliates.

“Clinical Study” or “Clinical Studies” means, with respect to a Product (or, in the case of Section 4.2 only [***]), a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial or Registration-Directed Trial, Phase IV Clinical Trial or such other study in humans that is conducted in accordance with good clinical practices and is designed to generate data in support or maintenance of an NDA, MAA, JNDA or other similar marketing application.

“CMO” means a Third Party contract manufacturer Manufacturing API, clinical supplies or Finished Drug Product for any purpose under this Agreement.

“Combination Product” means the combination of the Product and any separately packaged drug or biological product, administered either sequentially or concurrently, whether or not such separately packaged drug or biological product is approved for marketing and sale under Applicable Law.

“Commercialize,” “Commercialization” or “Commercializing” means any and all activities directed to registering, marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, selling or offering to sell a product containing an ASO (including a Product) following receipt of Approval for such ASO-product in the applicable country, including conducting pre-and post-Approval activities, including studies reasonably required to increase the market potential of such ASO-product and studies to provide improved formulation and ASO-product delivery, and launching and promoting the ASO-product in each country.

“Commercially Reasonable Efforts” means the level of effort, budget and resources normally used by a company in the pharmaceutical industry of similar size as the respective Party or in case there is no such industry standard, the level of effort, budget and resources normally used by the respective Party for a product owned or controlled by it, which is of similar profitability and at a similar stage in its development or product life, taking into account with respect to a product inter alia any issues of patent coverage, safety and efficacy, pricing, product profile, the proprietary position of the product, the competitive environment for the product and the likely timing of the product(s) entry into the market, the regulatory environment of the product and other relevant scientific, technical and commercial factors. Commercially Reasonable Efforts shall be determined on a Product-by-Product and country-by-country basis.

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“Competing Product” has the meaning set forth in Section 13.5.2.

“Competitive Infringement” has the meaning set forth in Section 8.5.1.

“Complete,” “Completed,” or “Completion” means, with respect to a Clinical Study, the point in time at which the primary database lock for such study has occurred and, if such study has a statistical analysis plan, the data generated based on that primary database lock under the statistical analysis plan for such study are available.

“Completion Notice” means, with respect to the CS IV Study for ISIS-FXIRx, a written notice containing the tables, listings and figures in a CDISC format to be sent to Bayer within [***] Business Days following database lock in accordance with Isis’ standard operating procedures.

“Compound” means any ASO that is designed to bind to the RNA that encodes the applicable Exclusive Target, where such ASO is discovered by Isis prior to or in the performance of the applicable Development Candidate Identification Plan.

“Confidential Information” means any confidential or proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed by the Disclosing Party or otherwise received or accessed by the Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof. “Confidential Information” does not include information that:

(a)	was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates;

(a)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

(b)	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or

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(c)	was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.

“Conjugate Technology” means chemistry designed to enhance targeting of antisense drugs to specific tissues and cells. Conjugate Technology includes N-acetylgalactosamine (GalNAc) ligand conjugates capable of binding to the asialoglycoprotein receptor (ASGP-R) and enhancing the targeting of antisense drugs.

“Control” or “Controlled” means possession of the ability to grant a license or sublicense hereunder without violating the terms of any agreement with any Third Party; provided, however, that if a Party has a right to grant a license or sublicense, with respect to an item of intellectual property to the other Party only upon payment of compensation (including milestones or royalties) to a Third Party (“Third Party Compensation”) (other than Isis Supported Pass-Through Costs in the case of Isis, and other than Bayer Supported Pass-Through Costs in the case of Bayer), then the first Party will be deemed to have “Control” of the relevant item of intellectual property only if the other Party agrees to bear the cost of such Third Party Compensation unless the first Party is obliged to pay such costs under this Agreement. Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that becomes an Affiliate of a Party after the Effective Date (including a Third Party acquirer), no intellectual property of such Third Party owned or controlled by such Third Party immediately prior to the date such Third Party becoming an Affiliate of a Party hereunder will be included in the licenses granted hereunder by virtue of such Third Party becoming an Affiliate of such Party.

“Cover,” “Covered” or “Covering” means, with respect to a patent, that, but for rights granted to a Person under such patent, the act of making, using or selling by such Person would infringe a Valid Claim included in such patent, or in the case of a patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“CS IV Study” means the Phase II Clinical Trial Isis is conducting to assess the pharmacokinetics and pharmacodynamics of ISIS-FXIRx in patients on dialysis in accordance with the Strategic Plan.

“Develop,” “Developing” or “Development” means, with respect to a product containing an ASO (including a Product) after such ASO-product is designated as the development candidate, any and all non-clinical, clinical or regulatory activity with respect to such ASO-product to seek approval by a regulatory authority to market and sell such ASO-product (including the submission of all necessary filings with applicable Regulatory Authorities to support such preclinical and clinical activities and Approval), including pharmacokinetic and toxicology studies required to meet the requirements for filing an IND and filing an IND with any regulatory authority, human clinical trials conducted after Approval of such ASO-product to seek approval by a regulatory authority to market and sell such ASO-product for additional indications.

“Development Candidate” means a Compound that Bayer has determined meets Bayer’s internal criteria for, and which Bayer selects as ready to start, IND-Enabling Toxicology Studies as provided herein.

“Development Candidate Identification Plan” has the meaning set forth in Section 2.2.1.

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“Disclosing Party” has the meaning set forth in Section 12.1.

“Discontinued Product” means a Product for which Bayer was granted a license under Section 5.1, and which Product is the subject of a termination under this Agreement.

“Dispute” has the meaning set forth in Section 13.1.1.

“Divestiture Period” has the meaning set forth in Section 13.5.2.

“DOJ” means the Antitrust Division of the United States Department of Justice.

“Domain Names” means any Domain Name identical or similar with the Trademarks under any ccTLD (country code Top Level Domain) and gTLD (generic Top Level Domain) address area.

“Drug Discovery” means, with respect to a product containing an ASO (including a Product), a scope of work that includes human clinical lead optimization with the goal of identifying a development candidate.

“Drug Discovery Request Notice” has the meaning set forth in Section 2.1.

“Drug Safety Information Agreement” has the meaning set forth in Section 1.8.1.

 “Effective Date” means the date that all necessary authorizations, consents, orders or approval of, or declarations or filings with, or expirations of waiting periods under the HSR Act, as applicable to the consummation of the transactions contemplated by this Agreement, shall have been received, authorized, permitted or expired.

“EMA” means the European Medicines Agency and any successor entity thereto.

“European Union” or “EU” means each and every country or territory that is officially part of the European Union.

“[***]” has the meaning set forth in [***].

“Excluded Payments” means [***].

“Exclusive Target” means (i) Factor XI, and (ii) [***] during the period [***] is the subject of a New Drug Option Program and, after the applicable Option exercise, so long as Bayer is Developing and/or Commercializing [***] under this Agreement.

“Execution Date” has the meaning set forth in the Preamble of this Agreement.

“Executives” has the meaning set forth in Section 13.1.3.

“Factor XI” means the gene coagulation factor XI (NCBI Gene ID: 2160; example identifier NCBI RefSeq NM_000128), or any alternative splice variants, mutants, polymorphisms and fragments thereof.

[***].

“FDA” means the United States Food and Drug Administration and any successor entity thereto.

“Field” means any use or form of administration in humans or non-humans of a Product for any indication.

“Finished Drug Product” means any drug product containing API as an active ingredient, in finished form for the Development or Commercialization by a Party under this Agreement.

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“First Commercial Sale” means the first sale of a Product by Bayer, its Affiliate or its Sublicensee to a Third Party in a country after Approval of such Product has been obtained in such country, provided that where such a first commercial sale has occurred in a country for which Pricing Approval is necessary for widespread sale, then such sale shall not be deemed a First Commercial Sale until such Pricing Approval has been obtained. For the avoidance of doubt, supply of Product as samples or to patients for compassionate use, named patient use, Clinical Trials or other similar purposes shall not be considered a First Commercial Sale.

“First Indication” has the meaning set forth in Section 1.1

 “Formulation Technology” means technology designed to enhance the stability or delivery of an oligonucleotide where such technology is not an Oligonucleotide Modification. “Oligonucleotide Modification” means [***]. Conjugate Technology is an example of an “Oligonucleotide Modification,” but does not represent “Formulation Technology.” Lipid nanoparticle technology is an example of “Formulation Technology.”

 “FTC” the Antitrust Division of the United States Department of Justice.

“Full Royalty Period” has the meaning set forth in Section 7.9.3(a).

“[***]” has the meaning set forth in Section 4.2.

“[***]” has the meaning set forth in Section 4.2.

“Generic Country” means a country in which a Generic Product is sold.

“Generic Product” means, with respect to a particular Product, one or more Third Party product(s) (i) having the same active pharmaceutical ingredient as such Product, and (ii) such Third Party product(s) when taken in the aggregate have a market share (measured in number of prescriptions with the numerator of such fractional share being such Third Party product(s) taken in the aggregate, and the denominator being the total of such Third Party product(s) taken in the aggregate plus such Product taken in the aggregate, as provided by IMS or calculated using such other data as mutually agreed by the Parties (such agreement not to be unreasonably withheld, conditioned or delayed)) during the applicable Calendar Quarter in such country of at least [***]%; provided, however, [***].

 “Generic Royalty Quotient” has the meaning set forth in Section 7.9.3(b).

“Gross Margin” means [***].

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“IND” means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA or its foreign counterparts.

“Indemnitee” has the meaning set forth in Section 10.3.

“IND-Enabling Toxicology Studies” means the pharmacokinetic and toxicology studies required to meet the requirements for filing an IND.

“Initial Supply” has the meaning set forth in Section 1.9.2(a)(i).

“Initiation” or “Initiate” means, with respect to any Clinical Study, dosing of the first human subject in such Clinical Study.

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“Isis” has the meaning set forth in the Preamble of this Agreement.

“Isis-Acquirer” has the meaning set forth in Section 13.5.2.

“Isis Completion Activities” has the meaning set forth in Section 1.7.

“Isis Core Technology Patents” means any necessary or useful Patent Rights owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term, claiming subject matter generally applicable to ASOs, other than Isis Product-Specific Patents or Isis Manufacturing and Analytical Patents. A list of Isis Core Technology Patents as of the Effective Date is set forth on Appendix 5 attached hereto. Appendix 5 will be updated during the Agreement Term with any additional Isis Core Technology Patents claiming technology incorporated into a Product.

“Isis Excluded Indication” has the meaning set forth in Section 5.5.2.

“Isis’ Fully Absorbed Cost of Good Methodology” means the costs incurred by Isis as determined using the methodology set forth in Appendix 9 fairly applied and as employed on a consistent basis throughout Isis’ operations.

“ISIS-FXIRx” means the Compound known as ISIS 416858 having the following sequence and chemistry: 5′-AMeCGGMeCATTGGTGMeCAMeCAGMeUMeUMeU- 3′. The underlined residues are 2'-O-(2-methoxyethyl) ribose (2'-MOE nucleosides). The residues are arranged so that there are five 2'-MOE nucleosides at the 5' and 3'-ends of the molecule flanking a gap of ten 2'-deoxynucleosides. All of the cytosine bases are methylated at the 5-position (5-methylcytosine). Each of the 19 internucleoside linkages is a 3'-O to 5'-O phosphorothioate diester. It should be noted that 2'-(2-methoxyethyl)-5-methyluridine (2'-MOE MeU) nucleosides are sometimes referred to as 2'-(2-methoxyethyl)ribothymidine (2'-MOE T). ISIS-FXIRx does not include any product containing Conjugate Technology.

“ISIS-FXIRx-2” has the meaning set forth in Section 2.1.1. ISIS-FXIRx-2 in its finished form is the finished drug product containing the Development Candidate designated under the ISIS-FXIRx-2 Program as an active pharmaceutical ingredient.

“ISIS-FXIRx-2 Program” has the meaning set forth in Section 2.1.1.

“[***].

“[***].

“Isis Indemnitees” has the meaning set forth in Section 10.1.

“Isis In-License Agreements” means the agreements listed on Appendix 4. If, as a result of Section 2.2.2, where Bayer has elected to use Bayer Opt-In Technology, or as a result of Section 7.11.3(a) where Isis elects to obtain Additional Core IP, amendments to Appendix 4 are required and Appendix 4 will be updated to include any additional Isis In-License Agreements.

 “Isis Internal ASO Safety Database” has the meaning set forth in Section 6.6(a).

“Isis Know-How” means any Know-How, including Isis’ interest in any Jointly-Owned Program Know-How, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. Isis Know-How does not include the Isis Manufacturing and Analytical Know-How.

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“Isis Manufacturing and Analytical Know-How” means Know-How, including Isis’ interest in any Jointly-Owned Program Know-How, that relates to the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. Isis Manufacturing and Analytical Know-How do not include the Isis Know-How.

“Isis Manufacturing and Analytical Patents” means Patent Rights, including Isis’ interest in any Jointly-Owned Program Patents, that claim Manufacturing Technology owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Manufacturing and Analytical Patents as of the Effective Date is set forth on Appendix 6 attached hereto. Appendix 6 will be updated during the Agreement Term with any additional Isis Manufacturing and Analytical Patents claiming technology incorporated into a Product. Isis Manufacturing and Analytical Patents do not include the Isis Product-Specific Patents or the Isis Core Technology Patents.

“Isis Owned Patents” has the meaning set forth in Section 9.2.2.

“Isis Product” has the meaning set forth in Section 4.1.2.

“Isis Product-Specific Patents” means all Product-Specific Patents, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Product-Specific Patents as of the Effective Date is set forth on Appendix 7 attached hereto. Appendix 7 will be updated during the Agreement Term with any additional Isis Product-Specific Patents claiming technology incorporated into a Product.

“Isis Program Know-How” has the meaning set forth in Section 8.1.2.

“Isis Program Patents” has the meaning set forth in Section 8.1.2.

“Isis Program Technology” has the meaning set forth in Section 8.1.2.

“Isis Supported Pass-Through Costs” means [***].

“Japan NDA” or “JNDA” means the Japanese equivalent of an NDA filed with the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto).

“[***]” has the meaning set forth in [***].

“Joint Patent Committee” or “JPC” has the meaning set forth in Section 8.1.3(a).

“Jointly-Owned Program Know-How” has the meaning set forth in Section 8.1.2.

“Jointly-Owned Program Patents” has the meaning set forth in Section 8.1.2.

“Jointly-Owned Program Technology” has the meaning set forth in Section 8.1.2.

“Know-How” means inventions, technical information, know-how and materials, including technology, data, compositions, formulas, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, knowledge, trade secrets, skill and experience, in each case whether or not patentable or copyrightable, and in each case that are unpatented.

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“Knowledge” means – with respect to their respective directors, executives and/or employees – a Party’s and its Affiliates’ good faith, actual understanding of the facts and information as of the Effective Date; provided that, with respect to information regarding the status of Patent Rights or other intellectual property rights, “Knowledge” means – with respect to their respective directors, executives and/or employees – such Party’s or its Affiliate’s good faith, actual understanding of the facts and information as of the Effective Date after performing a diligent investigation with respect to such facts and information as is customary in the conduct of its business with respect to such Patent Rights or other intellectual property rights (and not, for clarity, a diligent investigation solely in connection with this Agreement).

“Lead Candidate” means a Compound that is reasonably determined by Isis’ Research Management Committee in accordance with Isis’ standard procedures for designating development candidates as [***]. The checklist Isis uses as of the Effective Date when reviewing potential development candidates for approval is attached hereto as Appendix 3 [***].

“Lead Candidate Data Package” means, with respect to a Lead Candidate, [***].

“Licensed Know-How” means Isis Manufacturing and Analytical Know-How, Isis Program Know-How and Isis Know-How. For clarity, Licensed Know-How does not include any Know-How covering formulation technology or delivery devices.

“Licensed Patents” means the Isis Product-Specific Patents, Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, Isis Program Patents and Isis’ interest in Jointly-Owned Program Patents. For clarity, Licensed Patents do not include any Patent Rights claiming formulation technology or delivery devices except to the extent such Patent Rights are Jointly-Owned Program Patents.

“Licensed Technology” means, on a Product-by-Product basis, any and all Licensed Patents and Licensed Know-How to the extent necessary or useful to Research, Develop, Manufacture, have Manufactured and Commercialize a Product in the Field.

“Losses” has the meaning set forth in Section 10.1.

“MAA” means a marketing authorization application filed with the EMA after completion of Clinical Studies to obtain Approval for a Product under the centralized European filing procedure or, if the centralized EMA filing procedure is not used, filed using the applicable procedures in any European Union country.

“MAA Approval” means the Approval of an MAA by the EMA for a Product in any country in the EU.

“Major Indication” means, with respect to ISIS-FXIRx-2, [***].

“Major Market” means any of the following countries: [***].

“Manufacture” or “Manufactured” or “Manufacturing” means any activity involved in or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing or packaging, for pre-clinical and clinical purposes, of API or a Product in finished form.

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“Manufacturing Technology” means (i) methods and materials used in the synthesis or analysis of an oligonucleotide regardless of sequence or chemical modification, and (ii) methods of making components of an oligonucleotide.

“Material Change” has the meaning set forth in Section 1.3.2.

“Minimum Third Party Payments” means [***].

“NDA” means a New Drug Application filed with the FDA after completion of Clinical Studies to obtain Approval for a Product in the United States.

“Net Sales” means, with respect to any Product sold by Bayer, its Affiliates or Sublicensees to any unaffiliated Third Party, the gross amount invoiced by Bayer, its Affiliates or Sublicensees to such unaffiliated Third Party and calculated using Bayer’s internal audited system used to report such sales, less the following items:

(i)	[***] percent ([***]%) of gross amount for transportation, freight insurance, distribution, packing and handling,

(ii)	sales and excise taxes or customs duties paid by Bayer, its Affiliates or Sublicensees or any other governmental charges imposed upon the sale of a Product and paid by Bayer, its Affiliates or Sublicensees;

(iii)	rebates and premiums granted or allowed by Bayer, its Affiliates or Sublicensees in connection with the sale of a Product;

(iv)	allowances or credits granted by Bayer, its Affiliates or Sublicensees to customers on account of governmental requirements, rejections, outdating, returns, billing errors or recalls of a Product;

(v)	trade, cash and quantity discounts, bonuses or chargebacks granted by Bayer, its Affiliates or Sublicensees in connection with the sale of a Product;

(vi)	costs of customer programs such as cost effectiveness or patient assistance studies or programs designed to aid in patient compliance with medication schedules in connection with the sales of Products;

(vii)	[***] percent ([***]%) of gross amount for bad debts; and

(viii)	any item substantially similar in character and/or substance to the above.

For the purpose of calculating Net Sales, the Parties recognize that customers may include persons in the chain of commerce who enter into agreements with Bayer, its Affiliates or Sublicensees as to price even though title to the Product does not pass directly from Bayer, its Affiliates or Sublicensees to such customers and even though payment for such Product is not made by such customers directly to Bayer, its Affiliates or Sublicensees; and in such cases, chargebacks paid by Bayer, its Affiliates or Sublicensees to or through a Third Party (such as a wholesaler) that are not described in items (iii) or (v) listed above, can be deducted by Bayer, its Affiliates or Sublicensees from gross revenue in order to calculate Net Sales.

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In the event that a Product is sold in the form of a Combination Product, Net Sales for such Combination Product will be adjusted by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Product if sold separately and B is the invoice price of any other active ingredient(s) in the Combination Product, if sold separately. If, on a country-by-country basis, the other active ingredient(s) in the Combination Product are not sold separately in that country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the invoiced price of the Product if sold separately and C is the invoiced price of the Combination Product. If, on a country-by-country basis, neither the Product nor the other active ingredient(s) of the Combination Product is sold separately in such country, then the value of the active ingredient(s) for the purpose of determining Net Sales shall be determined between the Parties in good faith.

With respect to Net Sales as it applies to royalties payable by Isis, the Parties agree that any reasonable definition of “net sales” that is (x) customarily used in pharmaceutical industry technology licensing or collaboration contracts and (y) consistent with generally accepted accounting principles in the United States (“GAAP”) or International Financial Reporting Standards and is subsequently agreed to by Isis (or a Third Party acquirer or assignee) and Isis’ sublicensee or commercialization partner in an arms-length transaction under a particular sublicense or commercialization agreement will replace the definition of Net Sales in this Agreement and will be used in calculating the royalty payment to Bayer on sales of products sold pursuant to such agreement. If Isis uses such an alternate definition of “net sales” in a particular sublicense, (A) Isis will include such “net sales” definition in the applicable royalty reports to assist Bayer with verifying royalty payments and (B) if such definition is not consistent with GAAP or International Financial Reporting Standards, upon Bayer’s request, Isis will reconcile the royalties calculated under such definition with GAAP or International Financial Reporting Standards.

“New Drug Option Program” has the meaning set forth in Section 2.1.

“New Drug Option Program Term” has the meaning set forth in Section 2.3.

“Non-Breaching Party” means the Party that believes the Breaching Party is in material breach of this Agreement.

“Option” has the meaning set forth in Section 2.4.

“Option Deadline” has the meaning set forth in Section 2.4.

“Orange Book Patents” means the Patent Rights that are listed with, and/or are required to be listed with, applicable Regulatory Authorities Covering any Product being Developed by Bayer, its Affiliates or Sublicensees hereunder that Bayer, its Affiliate or Sublicensee intends to, or has begun to, Commercialize, and that have become the subject of an NDA submitted to any applicable Regulatory Authority, such listings to include, without limitation, all so-called “Orange Book” listings required under the Hatch-Waxman Act and all so-called “Patent Register” listings as required in Canada.  For purposes of determining royalties payable under Section 7.9, Orange Book Patents will include any and all foreign equivalent and counterpart Patent Rights to the Patent Rights described above.

“Party” or “Parties” means Bayer and Isis individually or collectively.

“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other reasonable out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patent Rights.

“Patent Rights” means (a) patents, patent applications and similar government-issued rights protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, divisionals, continuations, substitutions, continuations-in-part of and similar applications claiming priority to any of the foregoing, and (c) all patents and similar government-issued rights protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

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“Permitted Licenses” means (1) licenses granted by Isis before or after the Effective Date to any Third Party under the Isis Core Technology Patents, the Isis Manufacturing and Analytical Patents, or the Isis Manufacturing and Analytical Know-How (but not under the Isis Product-Specific Patents) to (a) use oligonucleotides (or supply oligonucleotides to end users) solely to conduct Research, or (b) enable such Third Party to manufacture or formulate oligonucleotides, where (i) such Third Party is primarily engaged in providing contract manufacturing or services and is not primarily engaged in drug discovery, development or commercialization of therapeutics; and (ii) Isis does not assist such Third Party to identify, discover or make an ASO designed to bind to an Exclusive Target; and (2) material transfer, collaboration, or sponsored research agreements with academic collaborators or non-profit institutions solely to conduct non-commercial Research.

“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Phase I Clinical Trial” means, with respect to a Product, a human clinical trial that is intended to initially evaluate the safety, metabolism and pharmacokinetics of such Product that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent clinical trial in a country in the Territory other than the United States.

“Phase II Clinical Trial” means, with respect to a Product, a human clinical trial for which the primary endpoints include a determination of safety, dose ranges or an indication of efficacy of such Product in patients being studied as described in 21 C.F.R. §312.21(b), or an equivalent clinical trial in a country in the Territory other than the United States, and that is prospectively designed to generate sufficient data (if successful) to commence pivotal clinical trials.

“Phase III Clinical Trial” or “Registration-Directed Trial” means, with respect to a Product, a human clinical trial (regardless of whether actually designated as “Phase III”) that is prospectively designed, along with other Phase III Clinical Trials, to demonstrate statistically whether such Product is safe and effective for use in humans in the indication being investigated as described in 21 C.F.R. §312.21(c), or an equivalent clinical trial in a country in the Territory other than the United States.

“Phase IV Clinical Trial” means, with respect to a Product, (a) any Clinical Study conducted to satisfy a requirement of a Regulatory Authority in order to maintain an Approval for such Product or (b) any Clinical Study conducted after the first Approval in the same disease state for which such Product received Approval other than for purposes of obtaining Approval.

 “Pre-Clinical Studies” means in vitro and in vivo studies of a Product or its animal surrogate molecule, not in humans, including those studies conducted in whole animals and other test systems, designed to determine the pharmacology, toxicity, bioavailability, metabolism and pharmacokinetics of such Product and whether such Product has a desired effect.

“Preliminary Royalty Report” has the meaning set forth in Section 7.14.2(a).

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“Pricing Approval” means all applicable governmental pricing and reimbursement approvals required from the relevant Regulatory Authority to market and sell, and/or obtain reimbursement for, the Product in a particular country or jurisdiction.

“Prior Agreements” means the agreements listed on Appendix 8 attached hereto.

“Proceeding” means an action, suit or proceeding.

“Product” means, as applicable (i) ISIS-FXIRx, (ii) ISIS-FXIRx-2, and/or (iii) [***].

“Product-Specific Patents” means Patent Rights Controlled by a Party or any of its Affiliates on or after the Effective Date, including any Program Patents, claiming (i) the specific composition of matter of a Product, or (ii) methods of using a Product as a prophylactic or therapeutic; provided however, Patent Rights Controlled by Isis or any of its Affiliates that include claims that are (x) directed to subject matter applicable to ASOs in general, (y) directed to an ASO, the sequence of which targets an RNA that does not encode an Exclusive Target, or (z) directed to an RNA that is not an Exclusive Target, will not be considered Product-Specific Patents, and in the case of (x), (y) and (z), such Patent Rights will be considered Isis Core Technology Patents.

“Program Patents” has the meaning set forth in Section 8.1.2.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent Right, the preparing, filing, prosecuting and maintenance of such Patent Right, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent Right. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.

“Receiving Party” has the meaning set forth in Section 12.1.

“Reconciled Royalty Report” has the meaning set forth in Section 7.14.2(b).

“Reduced Royalty Period” has the meaning set forth in Section 7.9.3(d).

“Region” has the meaning set forth in Section 7.9.2.

“Regional Adjustment” has the meaning set forth in Section 7.9.2.

“Regional Royalty Rate” has the meaning set forth in Section 7.9.2.

“Regulatory Authority” means any governmental authority, including the FDA, EMA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility for granting any licenses or approvals or granting pricing or reimbursement approvals necessary for the marketing and sale of a Product in any country.

“Research” means, with respect to a product containing an ASO (including a Product), pre-clinical research, including gene function, gene expression, target validation research, and investigating inhibition of a target in therapeutic models, but specifically excludes Drug Discovery, Development and Commercialization.

“Reverse Royalties” has the meaning set forth in Section 7.10.1.

“RMC” means Isis’ Research Management Committee, or any successor committee.

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“[***]” has the meaning set forth in [***].

“Royalty Quotient” has the meaning set forth in Section 7.9.3(c).

“Specific Performance Milestone Events” has the meaning set forth in Section 1.6.2.

“Strategic Plan” has the meaning set forth in Section 1.1. The initial Strategic Plan agreed to by the Parties as of the Effective Date is attached hereto as Appendix 2.

“Sublicensee” means a Third Party to whom a Party or its Affiliates or Sublicensees has granted a sublicense or license under any Licensed Technology or Bayer Technology, as the case may be, licensed to such Party in accordance with the terms of this Agreement.

“[***]” has the meaning set forth in [***].

“Territory” means worldwide.

“Third Party” means a Person other than the Parties or their respective Affiliates.

“Third Party Claims” has the meaning set forth in Section 10.1.

“Third Party Obligations” means any financial and non-financial encumbrances, obligations, restrictions, or limitations imposed by an agreement between a Party and a Third Party that relate to a Product or an Exclusive Target, including field or territory restrictions, covenants, milestone payments, diligence obligations, sublicense revenue, royalties, or other payments.

“Trade Dress” means any package design of Bayer such as Bayer’s wave design.

“Trademark” means any trademark owned and controlled by Bayer and used by Bayer in connection with the marketing of the Product.

“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

“[***]” has the meaning set forth in [***].

“Valid Claim” means a claim (i) of any issued, unexpired United States or foreign Patent Right, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (ii) of any United States or foreign patent application within a Patent Right, which will not, in the country in question, have been cancelled, withdrawn, abandoned nor been pending for more than seven years, not including in calculating such seven-year period of time in which such application is in interference or opposition or similar proceedings or time in which a decision of an examiner is being appealed. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than seven years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (i) above with respect to such application issues.

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Appendix 2

Initial Strategic Plan as of the Execution Date

[***]

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Appendix 3

Isis’ Development Candidate Checklist

[***]

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Appendix 4

Isis In-License Agreements

(Relevant to the Strategic Plan as of the Effective Date)

[***]

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Appendix 5

Isis Core Technology Patents

[***]

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Appendix 6

Isis Manufacturing and Analytical Patents

[***]

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Appendix 7

Isis Product-Specific Patents

(Relevant to Factor XI)
[***]

(Relevant to [***])

[***]

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Appendix 8
Prior Agreements

[***]

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Appendix 9

Isis’ Fully Absorbed Cost of Goods Methodology
Cost Estimate of API Cost per Kilogram
(OOO’s)

[***]

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Appendix 10

Bayer’s Cost of Goods Soldor Bayer’s COGS shall mean:

[***]

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Schedule 1.3.2

Expedited Resolution of Strategic Plan Material Changes Disputes

If, within 10 days after first discussing the matter in good faith, the Parties cannot mutually agree on any Material Change (or whether a proposed change constitutes a Material Change) to the Strategic Plan, the Parties will, as promptly as possible (but no later than 45 days thereafter), convene a meeting of a group of subject matter experts (the “Group of Experts”) to discuss the matter.

At such meeting each Party will have the right to present its position to the Group of Experts regarding the proposed Material Change. The meeting will be held in person or telephonically as mutually agreed by the Parties and will allow for sufficient time to allow the Parties to each present their views regarding the dispute and for the Group of Experts to express their views on the proposed Material Change. The Group of Experts may comprise, at its core, any standing advisory group Bayer has in place to advise on the Strategic Plan, and each Party will have the unilateral right to choose at least one expert to attend the meeting. Each Party will bear its own costs relating to the meeting.

At the end of such meeting, after considering the Strategic Plan and the value of making the proposed Material Change, with both Parties and the Group of Experts participating in appropriate presentations and discussions, each member of the Group of Experts will provide his or her recommendation regarding the value of making the proposed Material Change.

If, following the meeting of the Group of Experts, the Parties still disagree, then within 15 days thereafter, the Executives will meet in person or telephonically at a date, time and location as mutually agreed. At such meeting, the Executives will use their good faith efforts to mutually agree on a resolution acceptable to both Parties. If, after discussing in good faith, such Executives cannot reach an amicable agreement within two Business Days following the end of such meeting, then Bayer will have the final decision making authority regarding such Material Change, provided however, that a Material Change regarding a change of the First Indication shall require the prior written approval of Isis which shall not be unreasonably withheld, conditioned, or delayed.

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Schedule 1.6.2

Bayer’s Development and Commercialization Activities

[***]

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Schedule 1.7

Isis Completion Activities
[***]

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Schedule 1.9.2(a)

Terms for Supply of API, Finished Drug Product and Packaged Clinical Study Materials

[***]

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Schedule 3.1

Alliance Management Activities

If the Parties mutually agree to appoint Alliance Managers, each Alliance Manager is responsible for:

(a)	Promoting the overall health of the relationship between the Parties;

(b)	Developing a mutually agreed alliance launch plan covering any major activities and systems that the Parties need to implement within the first 100 days after the Effective Date to support the Strategic Plan;

(c)	Organizing each meeting of the Parties, including agendas, drafting minutes, and publishing final minutes;

(d)	Preparing status and progress reports on the above as determined necessary by the Parties;

(e)	Ensuring compliance in maintaining the Isis Internal ASO Safety Database as outlined in Section 6.6; and

(f)	Ensuring proper approval of publications prior to submission as required in Section 12.4.

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Schedule 7.9.3(e)

Royalty Calculation Examples

[***]